EXECUTION VERSION
[*] Certain information in this document has been omitted from this exhibit because it is both
(i) not material and (ii) the type that the registrant treats as private or confidential.
MASTER REPURCHASE AGREEMENT
Among
* GLOBAL INVESTMENT BANK 2, as Buyer
AOMR TRS SPE, LLC, as Seller
and
SPRUCE MORTGAGE TRUST, as Trust Subsidiary
March 28, 2024
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TABLE OF CONTENTS
Page

SCHEDULES
Schedule 1-A    Representations and Warranties with Respect to the Underlying Mortgage Loans
Schedule 1-B    Representations and Warranties with Respect to the Trust Certificate and Trust Interests
Schedule 2    Authorized Representatives
Schedule 3    Form of Asset Schedule
Schedule 4    [Reserved]
Schedule 5    Seller’s Knowledge
EXHIBITS
Exhibit A     [Reserved]
Exhibit B     Form of Transaction Request
Exhibit C     Loan Activity Report
Exhibit D-1     Form of Seller Power of Attorney
Exhibit D-2    Form of Trust Subsidiary Power of Attorney
Exhibit E    Seller’s, Guarantor’s and Trust Subsidiary’s Tax Identification Numbers
Exhibit F     [Reserved]
Exhibit G    Form of Servicer Acknowledgment
Exhibit H    Form of Confirmation

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MASTER REPURCHASE AGREEMENT
THIS MASTER REPURCHASE AGREEMENT is made and entered into as of March 28, 2024 (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among * Global Investment Bank 2 (“Buyer”), AOMR TRS SPE, LLC, a Delaware limited liability company (“Seller”), and Spruce Mortgage Trust, a Delaware statutory trust (“Trust Subsidiary”).
1.Applicability
Seller owns the Trust Certificate representing 100% of the beneficial ownership interest in Trust Subsidiary. From time to time, upon the terms and conditions set forth herein, the parties hereto may enter into transactions, on an uncommitted basis, in which, on the initial Purchase Date on or after the Effective Date, Seller agrees to transfer to Buyer the Purchased Assets against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Assets against the transfer of funds by Seller (the “Initial Transaction”), and thereafter, as part of separate Transactions pursuant to which Seller agrees to transfer to Trust Subsidiary certain Eligible Mortgage Loans, Seller may request and Buyer may fund, subject to the terms and conditions of this Agreement, a Purchase Price Increase (each, a “Purchase Price Increase Transaction”). This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with any request for Buyer to enter into Transactions with Seller from time to time during the term of this Agreement and, if Buyer enters into Transactions with Seller, Seller’s obligations with respect thereto. Buyer shall have no obligation to enter into any Transaction. The Initial Transaction and each Purchase Price Increase Transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. For the avoidance of doubt, Buyer’s obligations under this Agreement are uncommitted, and Seller understands that Buyer may cease accepting entering into new Purchase Price Increase Transactions at any time.
From time to time, Seller may pay an Optional Prepayment to Buyer in accordance with Section 4.b hereof.
2.Definitions
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Ability to Repay Rule” shall mean 12 CFR 1026.43(c), including all applicable official staff commentary.
“Accelerated Repurchase Date” has the meaning assigned to such term in Section 16.a hereof.
“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices that are in compliance with all the requirements of all applicable laws, rules, regulations and any other similar legal process, including, but not limited to, any requirements of a Governmental Authority, as well as any state and local real estate, landlord tenant laws, and any applicable homeowners or condominium association requirements, using
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commercially reasonable efforts, as applicable, of prudent mortgage lending institutions which service mortgage loans and prudent asset managers that manage property, respectively, in the jurisdiction where the related Mortgaged Property is located.
“Accrual Period” has the meaning assigned to such term in the Pricing Side Letter.
“Act of Insolvency” means, with respect to any Person, (a) the filing of a petition by or against such Person, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief that, in the case of an action not instigated by or on behalf of, or with the consent of, such Person, any of its Affiliates or Seller, is not dismissed or stayed for sixty (60) days; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission in writing or as otherwise set forth in a legal proceeding by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.
“Administrator” means Angel Oak Capital Advisors, LLC, as administrator of Trust Subsidiary, or any permitted successor or assign or successor Administrator appointed pursuant to the Trust Agreement.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.
“Agency” means Freddie Mac, Fannie Mae or GNMA, as applicable.
“Agreement” means this Master Repurchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Ancillary Income” means all income derived from the Mortgage Loans (other than payments or other collections in respect of principal, interest and escrow payments attributable to the Mortgage Loans) including, but not limited to, late charges, reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, assumption fees and other similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.
“AOMS” shall mean Angel Oak Mortgage Solutions LLC, a Delaware limited liability company.
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“Appraisal” a written appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser, which (i) complies with the requirements of FIRREA, (ii) provides an accurate estimate of the bona fide market value of the related Mortgaged Property at the time of origination, and (iii) complies in all respects with all applicable appraiser independence requirements, restrictions and guidelines including those contained in the Appraiser Independence Requirements as adopted by Fannie Mae or Freddie Mac.
“Appraised Value” with respect to any Eligible Asset, the value of the related Mortgaged Property as determined by an Appraisal, BPO or, to the extent approved by Buyer, in its sole and absolute discretion, another valuation product (including an AVM) as permitted in accordance with the applicable Underwriting Guidelines.
“Approved Originator” means AOMS, and its successors in interest, and such other mortgage loan originators as approved by Buyer, in its sole and absolute discretion.
“Approved TPR Firm” means each of American Mortgage Consultants, Inc.; Canopy Financial Technology Partners, LLC; Clarifi LLC; Clayton Services, LLC; Consolidated Analytics, Inc.; Covius Services LLC; Evolve Mortgage Services, LLC; Incenter LLC, Infinity International Processing Services, Inc.; Inglet Blair LLC; Maxwell Diligence Solutions, LLC; Recovco Mortgage Management, LLC; Selene Finance, LP and any other third party review firm as approved by Buyer, in its sole and absolute discretion.
“Approved Valuation Agent” means any licensed real estate agent, broker, valuation agent or appraiser approved by Buyer in its reasonable discretion.
“Asset File” means, with respect to each Mortgage Loan, the documents and instruments relating to such Mortgage Loan as set forth in Article 3 of the Custodial Agreement.
“Asset Schedule” means, with respect to any Transaction as of any date, an Asset Schedule in the form set forth in Schedule 3.
“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.
“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Buyer.
“Assignment of Proprietary Lease” means the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.
“Attorney Bailee Letter” means a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Buyer.
“AVM” means the valuation of a Mortgage Loan determined by an automated valuation model that satisfies Fitch’s U.S. RMBS AVM criteria for an acceptable secondary valuation product for a rated securitization transaction, or such other automated valuation model acceptable to Buyer in its sole and absolute discretion.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
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“Bail-In Legislation” means, (a) with respect to any EEA Member Country which has implemented, or which at any time implements Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank” means Wilmington Trust, National Association, or any successor Bank appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).
“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.
“Base Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Benchmark” means, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 40.a. If the Benchmark as determined pursuant to the preceding sentence would be less than the Floor, the Benchmark will be deemed to be the Floor for the purposes of this Agreement and any other Program Agreements.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Buyer for the applicable Benchmark Replacement Date :
(a)Daily Simple SOFR; and
(b)the sum of: (i) the alternate benchmark rate that has been selected by Buyer as the replacement for the then-current Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and any other Program Agreements.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Buyer in its sole but good faith discretion, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining
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a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities.
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or
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(c)a public statement or publication of information by the Federal Reserve Board, the NYFRB, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Program Agreement in accordance with Section 40 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Program Agreement in accordance with Section 40.
“BPO” means an opinion of the fair market value of a Mortgaged Property or other parcel of real property given by an Approved Valuation Agent; provided that no BPO shall be valid if (i) as of the related Purchase Date, it is dated earlier than three (3) months prior to such Purchase Date and (ii) as of any date of determination after the related Purchase Date, it is dated earlier than twelve (12) months prior to such date of determination.
“Business Day” means any day other than (i) a Saturday, Sunday or any federal holiday; (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, Calculation Agent, Paying Agent or the Custodian is authorized or obligated by law or executive order to be closed or (iii) a public or bank holiday in New York City, Delaware, Georgia or Minnesota.
“Business Purpose Mortgage Loan” means a Mortgage Loan with respect to which (i) the related Mortgagor does not occupy the related Mortgaged Property, or (ii) the related Mortgaged Property is or is intended to be occupied by a Person other than the Mortgagor.
“Buyer” means * Global Investment Bank 2, and any successor or assign hereunder.
“Calculation Agent” means Computershare Trust Company, N.A., any successor or assign, or such other party specified by Buyer.
“Calculation Agent Agreement” means that certain Calculation Agent Side Agreement, dated as of the Effective Date, among Buyer, Seller and Calculation Agent or similar agreement in form and substance acceptable to Buyer, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Change in Control” means:
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(a)any transaction or event as a result of which the Guarantor ceases to own, directly or indirectly, 100% of the Equity Interest of Seller;
(b)the sale, transfer, or other disposition of all or substantially all of a Seller Party’s assets (excluding any such action taken in connection with any securitization transaction, normal course whole loan transfer and any action contemplated by the Program Agreements);
(c)the consummation of a merger or consolidation of a Seller Party with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock or other voting interests outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders or holders of voting interests of such Seller Party immediately prior to such merger, consolidation or other reorganization;
(d)[Reserved];
(e)[Reserved]; or
(f)any transaction or event (other than the Initial Transaction under this Agreement) as a result of which Seller ceases to own beneficially and of record, 100% of the Equity Interest of Trust Subsidiary.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Account” means the account established at Bank in the name of Trust Subsidiary for the benefit of Buyer, as secured party, and referenced in the Collection Account Control Agreement, into which all Income from the Purchased Assets (and/or the related Underlying Mortgage Loans) shall be deposited.
“Collection Account Control Agreement” means that certain collection account control agreement, dated as of the Effective Date, among Buyer, Seller, Trust Subsidiary, Paying Agent and Bank, and, solely with respect to Section 7(d) thereof, Guarantor, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Confirmation” has the meaning specified in Section 3.g hereof.
“Conforming Changes” means, with respect to either the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Pricing Rate,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of Transaction Requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Buyer decides, in its reasonable discretion, may be appropriate to reflect the adoption and implementation of such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and any other Program Agreements).
“Control” shall mean, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the
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ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meaning correlative to the foregoing.
“Co-op” means a private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Proprietary Lease.
“Co-op Corporation” means, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
“Co-op Lien Search” means a search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or other third party rights against (i) the Co-op Corporation and (ii) the seller of the Co-op Unit, (b) filings of Uniform Commercial Code financing statements and (c) the deed of the Co-op Project into the Co-op Corporation.
“Co-op Loan” means a Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and collateral assignment of the related Proprietary Lease.
“Co-op Project” means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.
“Co-op Shares” means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation, allocated to a Co-op Unit and represented by a stock certificate.
“Co-op Unit” means, with respect to any Co-op Loan, a specific unit in a Co-op Project.
“CRE Bridge Mortgage Loan” means a First Lien commercial mortgage loan originated by an Approved Originator, which is evidenced by and including a Mortgage Note and a Mortgage.
“Current Property Value” means the value of a Mortgaged Property as set forth in (i) with respect to a Mortgage Loan that was originated twelve (12) months or less prior to the related Purchase Date, a 1004 Appraisal and (ii) with respect to Mortgage Loans originated (12) months or more prior to the related Purchase Date, a BPO, or, to the extent approved by Buyer in writing in its sole and absolute discretion, such other valuation (including an AVM); provided that no Current Property Value shall be valid if (i) as of the related Purchase Date, it is dated earlier than three (6) months prior to such Purchase Date and (ii) as of any date of determination after the related Purchase Date, it is dated earlier than twelve (12) months prior to such date of determination. Any third party property valuation that either (i) Seller or a Servicer acquires or receives in the course of business or (ii) Buyer obtains in accordance with this Agreement shall be used in determining the Current Property Value.
“Custodial Agreement” means the custodial agreement, dated as of the Effective Date, among Seller, Trust Subsidiary, Buyer and Custodian, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Custodial Asset Schedule” has the meaning assigned to such term in the Custodial Agreement.
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“Custodian” means U.S. Bank National Association, or such other party appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed).
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Buyer decides that any such convention is not administratively feasible for Buyer, then Buyer may establish another convention in its reasonable discretion.
“Days Delinquent” shall refer to the number of days a Mortgage Loan is delinquent using the MBA Method of Delinquency.
“Deed” means the deed issued in connection with a foreclosure sale of a Mortgaged Property.
“Default” means an event that with notice or lapse of time or both would become an Event of Default.
“Disbursement Agent” means Wilmington Trust, National Association, any successor or assign, or such other party specified by Buyer.
“Disbursement Agent and Account Control Agreement” means that certain Disbursement Agent and Account Control Agreement, dated as of the Effective Date, among Buyer, Seller and Disbursement Agent and, solely with respect to Section 13(b) thereof, Guarantor, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Dollars” and “$” means dollars in lawful currency of the United States of America.
“Draw Fee” has the meaning assigned to such term in the Pricing Side Letter.
“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“Early Pay Default Mortgage Loan” shall mean any Mortgage Loan under which the related Mortgagor was delinquent on or otherwise missed an obligated payment within three (3) months (using the MBA Method of Delinquency) of origination thereof.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
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“Effective Date” means March 28, 2024.
“Electronic Agent” shall mean Merscorp Holdings, Inc., as electronic agent under the Electronic Tracking Agreement, and its successors and permitted assigns thereunder.
“Electronic Tracking Agreement” shall mean the Electronic Tracking Agreement, dated as of the Effective Date, by and among Trust Subsidiary, Buyer, the Electronic Agent and MERS, and solely for purposes of Section 3 thereof, SPS, as the same shall be amended, restated, supplemented or otherwise modified from time to time.
“Eligible Asset” has the meaning assigned to such term in the Pricing Side Letter.
“Eligible Mortgage Loan” has the meaning assigned to such term in the Pricing Side Letter.
“Eligible Transferee” shall mean (i) an insurance company, financial institution, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, federal reserve bank, federal home loan bank, governmental entity or plan or (ii) an Affiliate of Buyer.
“Eligible Trust Interest” has the meaning assigned to such term in the Pricing Side Letter.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership (or profit) interests in a Person (other than a corporation), securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interest in) such Person, and any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any corporation or trade or business that, together with a Seller Party is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414(b), (c), (m) or (o) of the Code.
“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“Event of Default” has the meaning specified in Section 15 hereof.
“Event of Termination” means with respect to any Seller Party (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within
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thirty (30) days after the occurrence of such event, or (b) the withdrawal of a Seller Party or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by a Seller Party or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by a Seller Party or any ERISA Affiliate thereof to terminate any Plan, or (e) the failure to meet requirements of Section 436 of the Code with respect to any Plan resulting in such Plan’s loss of qualified status under Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by a Seller Party or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for a Seller Party or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to Buyer or such other recipient: (a) income Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on Buyer or other recipient of any payment hereunder as a result of being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof); (b) income Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on Buyer or other recipient of any payment hereunder as a result of a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Taxing authority thereof; (c) any Tax imposed on Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 11.e; (d) any withholding Tax that is imposed on amounts payable to or for the account of Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office; (e) any U.S. federal withholding Taxes imposed under FATCA.
“Exit Fee” has the meaning assigned to such term in the Pricing Side Letter.
“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.
“Federal Funds Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
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“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud.
“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.
“First Lien” means with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.
“First Lien Mortgage Loan” means any Mortgage Loan secured by a First Lien on the Mortgaged Property.
“Fitch” means Fitch Ratings, Inc., or any successor thereto.
“Floor” has the meaning assigned to such term in the Pricing Side Letter.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.
“GNMA” means the Government National Mortgage Association or any successor thereto.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over a Seller Party, Buyer or any Servicer, as applicable.
“Grade C Mortgage Loan” shall mean a Mortgage Loan that fails in any material respect to meet the applicable Underwriting Guidelines, and most characteristics of the Mortgage Loan fail to meet the applicable Underwriting Guidelines and there are weak or no compensating factors, all as reasonably determined by an Approved TPR Firm or another third-party vendor reasonably acceptable to Buyer.
“Grade D Mortgage Loan” shall mean a Mortgage Loan for which the critical related loan documents required to perform any review are missing, as reasonably determined by an Approved TPR Firm or another third-party vendor reasonably acceptable to Buyer.
“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
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“Guarantor” shall mean Angel Oak Mortgage REIT, Inc.
“Guaranty” means the Guaranty, dated as of the Effective Date, from Guarantor in favor of Buyer, as it may be amended, restated, supplemented or otherwise modified from time to time.
“High Cost Mortgage Loan” means a Mortgage Loan (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) classified as a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).
“Income” means, with respect to any Purchased Asset (and/or any related Underlying Mortgage Loan), without duplication, all principal and income or dividends or distributions received with respect to such Purchased Asset (and/or such Underlying Mortgage Loan), including Liquidation Proceeds, insurance proceeds, interest, or any fees or payments of any kind received by the related Servicer, but excluding servicing fees and any other amounts permitted to be retained by such Servicer pursuant to the applicable Servicing Agreement, and excluding any Escrow Payments.
“Indebtedness” means, for any Person, at any time, and only to the extent outstanding at such time and required to be recorded in accordance with GAAP: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any indebtedness arising hereunder; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet; in each case excluding Non-Recourse Debt.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller hereunder and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Asset Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.
“Initial Transaction” has the meaning set forth in Section 1 hereof.
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“Knowledge” means, as of any date of determination, the then-current actual (as distinguished from imputed or constructive) knowledge of any Person set forth on Schedule 5 hereof (or, if following the Effective Date any such individual ceases to be an officer of or in the employ of a Seller Party (or Administrator) in a capacity comparable to the capacity occupied by such individual on the Effective Date, then such other individual that replaces such officer) or any other Person that is an employee or agent of such Seller Party (or Administrator) who has the responsibility to monitor and address the day-to-day administration of this Agreement, the Program Agreements or the transactions contemplated hereby and thereby.
“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.
“Liquidation Proceeds” means, for any Mortgage Loan, that becomes a Resolved Asset, the proceeds received on account of the liquidation of such Mortgage Loan.
“Margin Account” means a non-segregated account owned and designated by Buyer into which Seller may deposit cash from time to time to be applied in accordance with this Agreement.
“Margin Call” has the meaning specified in Section 6.a hereof.
“Margin Deadline” has the meaning specified in Section 6.a hereof.
“Margin Deficit” has the meaning specified in Section 6.a hereof.
“Margin Threshold” means $*.
“Market Value” has the meaning assigned to such term in the Pricing Side Letter.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of a Seller Party taken as a whole; (b) a material impairment of the ability of a Seller Party to perform under any Program Agreement or to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against a Seller Party.
“Maximum Aggregate Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.
“MBA Method of Delinquency” shall mean, with respect to Mortgage Loans, the methodology used by the Mortgage Bankers Association for assessing delinquency. For the avoidance of doubt, under the MBA Method of Delinquency, a Mortgage Loan is considered “30 days delinquent” if the Mortgagor fails to make a monthly payment prior to the close of business on the day that immediately precedes the due date on which the next monthly payment is due. For example, a Mortgage Loan will be considered thirty (30) days delinquent if the Mortgagor fails to make a monthly payment originally due on September 1 by the close of business on September 30.
“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.
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“Minimum Maintenance Amount” means, with respect to the Underlying Mortgage Loans as of any date of determination, the sum of (i) the product of (a) the Asset Value of each Underlying Mortgage Loan as of such date of determination and (b) Purchase Price Percentages for the respective Underlying Mortgage Loans and (ii) the amount on deposit in the Margin Account.
“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the stock of the subject cooperative association and in the tenant’s rights in the cooperative lease relating to such stock.
“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
“Mortgage Loan” means any first lien or second lien closed loan which is a fixed or floating-rate, one-to-four-family residential mortgage loan evidenced by a promissory note and secured by a First Lien or Second Lien.
“Mortgage Loan Documents” means with respect to any Mortgage Loan, the Mortgage Note, Mortgage and all other documents and agreements evidencing and/or securing such Mortgage Loan.
“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note or other Co-op Loan collateral.
“Mortgagor” means the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by a Seller Party or any ERISA Affiliate and that is covered by Title IV of ERISA.
“Non-Agency 660+ Loan” means a Mortgage Loan (other than a Second Lien Mortgage Loan) where the related Mortgagor had a FICO score greater than or equal to 660 and less than 720 at the time of origination.
“Non-Agency Prime Loan” means a Mortgage Loan (other than a Business Purpose Mortgage Loan or Second Lien Mortgage Loan) where the related Mortgagor had a FICO score greater than or equal to 720 at the time of origination.
“Non-Agency Low-FICO Mortgage Loan” means a Mortgage Loan (other than a Second Lien Mortgage Loan) where the related Mortgagor had a FICO score less than 660 at the time of origination.
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“Non-QM Mortgage Loan” shall mean a Mortgage Loan other than a Qualified Mortgage Loan which satisfies the Ability to Repay Rule, as determined by Seller, and was underwritten in accordance with the applicable Underwriting Guidelines for such product.
“Non-Recourse Debt” means Indebtedness under a credit or repurchase facility payable solely from the assets sold or pledged to secure such facility and under which facility no purchaser or creditor has recourse to Seller or Guarantor if such assets are inadequate or unavailable to pay off such credit or repurchase facility, and neither Seller nor Guarantor effectively have any obligation to directly or indirectly pay any such deficiency.
“NYFRB” means the Federal Reserve Bank of New York.
“Obligations” means (a) all of a Seller Party’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Payment Date, and other obligations and liabilities, as applicable, to Buyer or its Affiliates, Custodian, Calculation Agent, Paying Agent, the Trustee or any other Person arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all reasonable and documented sums paid by Buyer or on behalf of Buyer in order to preserve the Purchased Assets, any Underlying Mortgage Loan or its interest in any of the foregoing; (c) in the event of any proceeding for the collection or enforcement of any of a Seller Party’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable and documented expenses of exercising Buyer’s rights as certificateholder of the Trust Certificate (including, but not limited to, terminating Trust Subsidiary) and retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, any Underlying Mortgage Loan or any assets of Trust Subsidiary, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, reasonable and documented attorneys’ fees and disbursements and court costs; and (d) all of each Seller Party’s indemnity obligations to Buyer, Custodian and/or any other Person (including Trustee) pursuant to the Program Agreements.
“OFAC” has the meaning set forth in Section 13.a(26) hereof.
“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.
“Optional Prepayment” has the meaning specified in Section 4.b hereof.
“Optional Prepayment Date” has the meaning specified in Section 4.b hereof.
“Optional Prepayment Notice” has the meaning specified in Section 4.b hereof.
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement, in each case, other than (i) Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to the Program Agreements, and (ii) Excluded Taxes.
“Paying Agent” means Wilmington Trust, National Association, any successor or assign, or such other party specified by Buyer following the resignation or removal of any then-existing Paying Agent.
“Payment Date” means, with respect to a Purchased Asset, initially April 25, 2024, and thereafter, the twenty-fifth (25th) calendar day or next Business Day of the month;
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provided, that, with respect to any Purchased Asset, the final Payment Date shall be the related Repurchase Date.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Periodic Term SOFR Determination Date” has the meaning assigned to such term in the Pricing Side Letter.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means an employee benefit or other plan established or maintained by a Seller Party or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.
“Pledge Agreement” shall mean (a) the pledge agreement, dated as of the Effective Date, between AOMS, as pledgor, and Buyer, pursuant to which AOMS pledges all of its right, title and interest in and to the Pledged Assets (as defined therein) and any proceeds thereof to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time, and (b) any pledge agreement, between any other Approved Originator, as pledgor, and Buyer, pursuant to which such Approved Originator pledges all of its right, title and interest in and to any pledged collateral and any proceeds thereof to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Pledged Asset” shall have the meaning set forth in the applicable Pledge Agreement.
“Pledgor” shall mean AOMS and any other Approved Originator, as applicable, and each of their respective successors in interest.
“Post-Closing Diligence” shall mean, with respect to each Underlying Mortgage Loan, loan level diligence and an exception report from an Approved TPR Firm or another third-party vendor reasonably acceptable to Buyer, including a Seller Party’s resolution of each exception, namely if such Seller Party (a) cleared the exception, (b) cured the exception through acquisition of additional information, or (c) made a pricing adjustment (and in such case, the amount of such pricing adjustment).
“Post Default Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Power of Attorney” shall mean (a) with respect to Seller, the power of attorney in the form of Exhibit D-1 delivered by Seller, (b) with respect to Trust Subsidiary, the power of attorney in the form of Exhibit D-2 delivered by Trust Subsidiary, and (c) with respect to a Pledgor, the power of attorney in the form of Exhibit A to the related Pledge Agreement delivered by such Pledgor.
“Price Differential” means with respect to any Transaction for any Accrual Period or portion thereof with respect to any Purchased Asset (and/or the related Underlying Mortgage Loans), as applicable and without duplication, (a) with respect to the Trust Certificate, the aggregate Price Differential of all Underlying Mortgage Loans that are subject to such Transaction and (b) with respect to each Underlying Mortgage Loan, an amount equal to the product of (i) the Pricing Rate for such Underlying Mortgage Loan and (b) the Purchase Price for
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such Underlying Mortgage Loan, calculated daily on the basis of a 360 day year for the actual number of days during such Accrual Period.
“Pricing Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Pricing Side Letter” means, the letter agreement, dated as of the Effective Date, among Buyer, Seller and Guarantor, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Program Agreements” means, collectively, this Agreement, the Guaranty, the Custodial Agreement, the Pricing Side Letter, each Power of Attorney, each Pledge Agreement, each Servicer Acknowledgement, the Collection Account Control Agreement, the Disbursement Agent and Account Control Agreement, the Calculation Agent Agreement, the Electronic Tracking Agreement, the Trust Agreement, and any and all other documents and agreements executed and delivered by a Seller Party or any Pledgor in connection with this Agreement or any Transactions hereunder, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Prohibited Person” has the meaning set forth in Section 13.a(26) hereof.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Proprietary Lease” means the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.
“Purchase Date” means the date on which the Purchased Assets are transferred by Seller to Buyer and/or the date of any Purchase Price Increase Transaction.
“Purchase Price” means, without duplication, (a) with respect to the Trust Certificate, the aggregate Purchase Price of all Underlying Mortgage Loans that are subject to a Transaction and (b) with respect to each Underlying Mortgage Loan:
(a)on the Purchase Date, the price at which such Underlying Mortgage Loan is transferred to Trust Subsidiary and Seller’s interests therein are transferred by Seller to Buyer, which price shall be equal to the applicable Purchase Price Percentage multiplied by the Asset Value of such Underlying Mortgage Loan as of such Purchase Date;
(b)on any day after the Purchase Date, the amount determined under the preceding clause (a), decreased by the amount of any cash transferred by Seller to Buyer as a reduction of Purchase Price for such Underlying Mortgage Loan pursuant to Sections 4, 6 and 7 hereof or otherwise.
“Purchase Price Increase” means, with respect to (a) any Underlying Mortgage Loan, an increase in the Purchase Price allocated to such Underlying Mortgage Loan and advanced by Buyer to Seller on any date after the related initial Purchase Date for such Underlying Mortgage Loan, and (b) a Purchased Asset, an increase in the Purchase Price of such Purchased Asset as a result of an increase in the Purchase Price with respect to the Underlying Mortgage Loans allocatable to such Purchased Asset or as a result of additional Eligible Mortgage Loans being allocated to such Purchased Asset.
“Purchase Price Increase Transaction” has the meaning set forth in Section 1 hereof.
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“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.
“Purchased Assets” means the collective reference to the (a) the Trust Certificate and the Trust Interests evidenced thereby, (b) Seller’s beneficial interest in the Underlying Mortgage Loans held by Trust Subsidiary and (c) Seller’s beneficial interest in the Repurchase Assets related to such Underlying Mortgage Loans, listed on the related Asset Schedule attached to the related Transaction Request, which such Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement; provided, however that a Mortgage Loan and Repurchase Assets related thereto shall no longer be an Underlying Mortgage Loan and the beneficial interests therein shall no longer be a Purchased Asset hereunder or under any Program Agreement to the extent it is no longer owned by Trust Subsidiary and the related Repurchase Price has been paid to Buyer.
“QM Rule” means 12 C.F.R. Section 1026.43(e), including all applicable official staff commentary.
“Qualified Appraiser” means an independent appraiser properly licensed or certified (as required) by the applicable Governmental Authority in which the Mortgaged Property is located in accordance with the requirements of FIRREA, who does not have any direct or indirect interest in the Mortgaged Property or the transaction, and complies in all respects with all applicable appraiser independence requirements, restrictions and guidelines including those contained in the Appraiser Independence Requirements as adopted by Fannie Mae or Freddie Mac.
“Qualified Mortgage Loan” shall mean a Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in 12 CFR 1026.43(e)(4) as further limited by 12 CFR 1026.43(e)(1)(i).
“Rebuttable Presumption Mortgage Loan” shall mean a Qualified Mortgage Loan with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by 1.5 or more percentage points for a first-lien Loan or by 3.5 or more percentage points for a subordinate-lien Loan.
“Recognition Agreement” means, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.
“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by any Seller Party, any Approved Originator, any Servicer, or any other person or entity with respect to a Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Mortgage Loans and any other instruments necessary to document or service a Mortgage Loan.
“Reference Time” means, with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Term SOFR, approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the date of such setting, and (b) if such Benchmark is not Term SOFR, the time determined by Buyer in its reasonable discretion.
“Refi Mortgage Loan” shall mean a Mortgage Loan as to which a “refinancing” has occurred, as defined in 12 CFR 1026.20(a).
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“Regulatory Capital Event” means a determination made by Buyer in good faith that, due to the introduction of, any change in, or required change in compliance by Buyer, only to the extent imposed by a Governmental Authority, quasi-governmental authority, regulatory body, or other external organization that is not an Affiliate of Buyer, with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) (A) there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions or (B) that Buyer is not permitted to continue to be Buyer under this Agreement.
“REIT” means a real estate investment trust, as defined in Section 856 of the Code.
“REIT Status” shall mean with respect to any Person, such Person’s status as a REIT, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of Code.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“Reporting Date” means the tenth (10th) Business Day of each month.
“Repurchase Assets” has the meaning assigned thereto in Section 8.b hereof.
“Repurchase Date” means, with respect to any Purchased Asset (and/or any related Underlying Mortgage Loan), the earliest of (a) the Termination Date, (b) the Optional Prepayment Date for such Purchased Asset (and/or such related Underlying Mortgage Loan), (c) the Accelerated Repurchase Date and (d) any other date agreed to by Seller and Buyer in writing and set forth in the Confirmation for such Purchased Asset (and/or such related Underlying Mortgage Loan).
“Repurchase Price” means, with respect to: (i) each Underlying Mortgage Loan subject to a Transaction hereunder, the sum of (a) the Purchase Price for such Underlying Mortgage Loan, (b) all accrued unpaid Price Differential related to such Underlying Mortgage Loan and (c) a pro rata portion of any other amounts then due and payable to Buyer hereunder, based on the outstanding Purchase Price of such Underlying Mortgage Loan, in each case, as of the date on which the Repurchase Price is payable; and (ii) the Trust Certificate, the aggregate Repurchase Price for all Underlying Mortgage Loans subject to a Transaction hereunder as of such Repurchase Date.
“Request for Certification” means a notice sent to the Custodian reflecting the transfer of one or more Mortgage Loans to Seller’s designee.
“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means, with respect to any EEA Financial Institution, an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, the chief executive officer (or equivalent) or, with respect to financial matters, the chief financial officer (or equivalent) of such Person.
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“Resolved Asset” means a Mortgage Loan that (i) is subject to a Third-Party Sale, or (ii) has otherwise been sold, refinanced or prepaid in full or (iii) was subject to a short sale.
“RTL Mortgage Loan” means a First Lien Business Purpose Mortgage Loan originated by an Approved Originator, which is evidenced by and including a Mortgage Note and a Mortgage.
“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.
“SBC Mortgage Loan” means a First Lien small balance commercial mortgage loan originated by an Approved Originator, which is evidenced by and including a Mortgage Note and a Mortgage.
“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Second Lien” means with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property subject only to the related First Lien.
“Second Lien Mortgage Loan” means a Mortgage Loan secured by a Second Lien on the Mortgaged Property, subject only to one prior Lien on such Mortgaged Property securing financing obtained by the related Mortgagor.
“Seller Provided Diligence Package” has the meaning assigned to such term in the Pricing Side Letter.
“Seller Party(ies)” means, collectively or individually as the context may require, each of Seller, Guarantor and Trust Subsidiary.
“Seller” has the meaning assigned to such term in the preamble hereof.
“Seller Repurchase Assets” has the meaning assigned thereto in Section 8.a hereof.
“Servicer” shall mean (i) SPS and (ii) any other servicer approved by Buyer in its sole discretion exercised in good faith to service the Underlying Mortgage Loans.
“Servicer Acknowledgement” means the notice acknowledged by each Servicer substantially in the form and substance of Exhibit G hereto.
“Servicer Termination Event” means, with respect to a Servicer (i) the failure of such Servicer to perform any of its duties in any material respect under the applicable Servicing Agreement beyond all applicable cure and grace periods; (ii) suspension or termination of the Servicer as a Fannie Mae, Freddie Mac or GNMA approved servicer; (iii) the failure of the Servicer to maintain the following ratings levels: Standard & Poor’s – Average or equivalent (i.e., Moody’s – SQ3, Fitch – Level 3 if applicable); (iv) any change of Control of such Servicer pursuant to which the surviving entity is not a Fannie Mae and Freddie Mac approved servicer and which does not meet the required rating levels under clause (iii); (v) the failure of such Servicer to make Servicing Advances, which are not cured within thirty (30) days of receipt of notice thereof from Buyer; (vi)(x) any failure by Servicer to maintain material licenses or the termination of a substantial portion of existing servicing contracts of such Servicer, which failure to maintain licenses or termination of servicing contracts, which failure to maintain licenses or termination of the contracts of such Servicer has or is reasonably likely to have a material adverse effect on the operations, business or financial condition of such Servicer (a “Servicer
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MAE”) as determined by Buyer in its reasonable discretion or (y) any litigation, investigation or proceeding between any Servicer and any Governmental Authority or, Fannie Mae, Freddie Mac or GNMA, which individually or in the aggregate, in Buyer’s reasonable discretion is reasonably likely to have a Servicer MAE on such Servicer; (vii) the occurrence and continuance of an Event of Default or (viii) the occurrence of an Act of Insolvency with respect to such Servicer.
“Servicing Advances” means all reasonable and customary “out of pocket” costs and expenses incurred by residential mortgage loan servicers in the performance of their servicing obligations, including without limitation: (i) costs in respect of real estate taxes and assessments (including HOA and COA); (ii) hazard, flood or primary mortgage insurance premiums, required to be paid (but not otherwise paid) by the related Mortgagor under the terms of the related Mortgage Loan; (iii) expenses necessary to prevent or cure a violation of laws or regulations; (iv) expenses necessary to (1) maintain or release the lien of a Mortgage Loan or (2) prevent a lien from being placed on Mortgage Loan; (v) costs necessary to adequately inspect, protect, preserve or repair Mortgaged Properties that secure Mortgage Loans, including but not limited to the cost of appraisals and valuations, or for similar or related purposes and (vi) customary expenses for collection and enforcement of foreclosure, deficiency judgment or other similar action legal fees and costs expended or incurred in connection with foreclosure, bankruptcy, eviction or litigation actions with or involving obligors on Mortgage Loans.
“Servicing Agreement” means (a) with respect to SPS, that certain Servicing Agreement dated effective March 28, 2024, between SPS and Trust Subsidiary, and (b) any other servicing agreement with a servicer in form and substance reasonably acceptable to Buyer, as each may be amended, modified and/or restated from time to time in accordance with the terms of this Agreement, and, in each case, as modified by the related Servicer Notice, if applicable.
“Servicing Fee” shall mean, with respect to any Underlying Mortgage Loan, all servicing fees payable to the applicable Servicers with respect to such Underlying Mortgage Loan pursuant to the applicable Servicing Agreements.
“Servicing Guidelines” means the standards, procedures and guidelines of each Servicer for servicing Mortgage Loans in accordance with the Servicing Agreements and Accepted Servicing Practices.
“Servicing Rights” means rights of any Person to administer, service or subservice, the Mortgage Loans or to possess related Records.
“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.
“SOFR” has the meaning assigned to such term in the Pricing Side Letter.
“SOFR Administrator” has the meaning assigned to such term in the Pricing Side Letter.
“SPS” shall mean Select Portfolio Servicing, Inc., or any successor thereto.
“Stock Certificate” means, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.
“Stock Power” means, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.
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“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Take-out Commitment” means a commitment of Seller or any of its Affiliates, as applicable, to sell one or more identified Mortgage Loans to a Take-out Investor.
“Take-out Investor” means any Person which has made a commitment to purchase from Seller or any of their Affiliates, as applicable, one or more identified Mortgage Loans.
“Taxes” means any and all present or future taxes (including value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings or other charges imposed by any Governmental Authority.
“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.
“Term SOFR” has the meaning assigned to such term in the Pricing Side Letter.
“Term SOFR Administrator” has the meaning assigned to such term in the Pricing Side Letter.
“Term SOFR Reference Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Third-Party Sale” means the sale of any Mortgage Loan to a third party purchaser.
“Transaction” has the meaning set forth in Section 1 hereof.
“Transaction Request” means a request via email, substantially in the form of Exhibit B attached hereto or in such other form as may be mutually agreed to by Seller and Buyer, notifying Buyer that Seller wishes to enter into a Transaction hereunder that indicates that it is a Transaction Request under this Agreement.
“Trust Agreement” means the Amended and Restated Trust Agreement of Trust Subsidiary, dated as of March 28, 2024, by and among Seller, as depositor, Angel Oak Capital Advisors, LLC, as administrator, and Trustee, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Trust Certificate” means the certificate evidencing 100% of the Trust Interests in Trust Subsidiary, including the beneficial interest in the Underlying Mortgage Loans represented thereby.
“Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as trustee under the Trust Agreement, or a successor trustee reasonably acceptable to Buyer.
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“Trust Interests” means any and all of Seller’s interests, as the case may be, including units of trust interest designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code), in Trust Subsidiary, including, without limitation, all its rights to participate in the operation or management of Trust Subsidiary and all its rights to properties, assets, trust interests and distributions under the Trust Agreement in respect of such trust interests. “Trust Interests” also include (a) all accounts receivable arising out of the Trust Agreement in respect of such trust interests; (b) all general intangibles arising out of the Trust Agreement in respect of such trust interests; and (c) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights of Seller under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of Trust Subsidiary).
“Trust Receipt” means, with respect to any Transaction as of any date, a receipt in the form attached as an exhibit to the Custodial Agreement.
“Trust Subsidiary” has the meaning set forth in the preamble of this Agreement.
“Trust Subsidiary Repurchase Assets” has the meaning set forth in Section 8.b hereof.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Underlying Mortgage Loans” means the Mortgage Loans acquired/held by Trust Subsidiary.
“Underwriting Guidelines” shall mean (as applicable) the (i) Portfolio Program Underwriting Guidelines, dated as of January 23, 2024, (ii) Investor Cash Flow Underwriting Guidelines, dated as of January 23, 2024 or (iii) the underwriting guidelines of the related Approved Originator, acceptable to Buyer in its sole reasonable discretion, as each of the same may be amended, restated, supplemented and/or modified from time to time.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Volcker Rule” has the meaning specified in Section 13.a(16) hereof.
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“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
3.Program; Initiation of Transactions
a.This Agreement is not a commitment to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with any request for Buyer to enter into Transactions with Seller from time to time during the term of this Agreement and, if Buyer enters into Transactions with Seller, Seller’s obligations with respect thereto. Subject to the terms and conditions of this Agreement and provided that no Event of Default or Event of Termination has occurred and is continuing, Buyer may, from time to time during the term of this Agreement, enter into Transactions with Seller whereby Buyer may purchase from Seller the Trust Certificate or enter into Purchase Price Increase Transactions upon the acquisition by Trust Subsidiary of certain Eligible Mortgage Loans. Buyer will not enter into Transactions or Purchase Price Increase Transactions for amounts exceeding the Maximum Aggregate Purchase Price. Notwithstanding the willingness of Buyer from time to time consider entering into Transactions hereunder, this Agreement is entered into on the express understanding that Buyer shall not be obligated to enter into any Transactions hereunder, and this Agreement shall in no way be construed as a commitment by Buyer. Buyer’s entry into a Transaction hereunder shall not obligate buyer to enter into any future Transactions hereunder. All Underlying Mortgage Loans shall be serviced by the Servicer. The aggregate Purchase Price of Purchased Assets subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.
b.On the Purchase Date for the Initial Transaction, ownership of the Trust Certificate shall be transferred to Buyer against the simultaneous transfer of the Purchase Price for the initial Underlying Mortgage Loans acquired by Trust Subsidiary, and simultaneously with the delivery to Buyer of the Trust Certificate and the delivery to the related Custodian of the Asset Files for such initial Underlying Mortgage Loans, in each case, relating to the Initial Transaction. On each Purchase Date, ownership of the applicable Underlying Mortgage Loans shall be transferred to Trust Subsidiary in accordance with the applicable mortgage loan purchase agreement. Seller shall request that Buyer consider to enter into a Transaction by delivering to Buyer a Transaction Request, the related Seller Provided Diligence Package, Current Property Value, summary results of due diligence delivered in connection with Section 10.b(1) of this Agreement, compliance diligence information and upon request of Buyer, a copy of the Appraisal, BPO or, to the extent approved by Buyer, in its sole and absolute discretion, another valuation product (including an AVM) evidencing the Current Property Value, in each case in the format mutually agreed to by Buyer and Seller on or before 10:00 a.m. (New York City time) ten (10) Business Days prior to the proposed Purchase Date. In the event the Asset Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat or properly align the computer fields itself and resubmit the
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Asset Schedule as required herein. Buyer shall review and advise Seller in writing of Buyer’s Market Value within five (5) Business Days of receipt of a Transaction Request; provided, however, that, if the related Transaction Request relates to more than 250 Mortgage Loans, Buyer shall have an additional reasonable time period to advise Seller in writing of Buyer’s Market Value and to enter into a Transaction pursuant to the following sentence. Upon Buyer and Seller’s mutual agreement of the Asset Value, Buyer and Seller shall enter into a Transaction, as applicable, within one (1) Business Day of such agreement as set forth in Section 3.e hereto.
c.Upon transfer of the Purchased Assets to Buyer as set forth herein and until termination of such Transaction as set forth herein, ownership of the Purchased Assets is vested in Buyer.
d.In no event shall Buyer have any obligation to fund any Transaction hereunder if it has not received notice within the time period required by this Section 3. Buyer reserves the right, in its sole and exclusive discretion, to fund a Transaction, without such required notice but the exercise of such right on one or more occasions shall not amend, impair or otherwise affect the absolute right of Buyer to receive such notice in respect of any subsequent funding before the obligation of Buyer to make such funding shall mature and become binding upon Buyer.
e.Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller’s interest in the Purchased Assets (and/or the related Underlying Mortgage Loans) shall pass to Buyer on the applicable Purchase Date, against the transfer of the Purchase Price (or Purchase Price Increase) for the Purchased Assets (and/or the related Underlying Mortgage Loans) to Seller. Upon transfer of the Purchased Assets to Buyer (and/or the related Underlying Mortgage Loans to Trust Subsidiary) as set forth in this Section and until termination of any related Transactions or the release of Underlying Mortgage Loans as set forth in Sections 4 or 16 of this Agreement, ownership of the Purchased Assets, including beneficial ownership interest in each document in the related Asset File and Records, is vested in Buyer.
f.Notwithstanding either (i) Buyer’s receipt and/or review of Seller Provided Diligence Package or Current Property Value with respect to any Mortgage Loan prior to the related Purchase Date or (ii) Buyer’s right to perform continuing due diligence reviews with respect to Seller and the Purchased Assets (and/or the related Underlying Mortgage Loans) pursuant to Section 34 hereof, Seller shall provide Post-Closing Diligence on each Purchased Asset (and/or the related Underlying Mortgage Loans) within ninety (90) calendar days after the related Purchase Date. If either (i) Seller fails to provide the Post-Closing Diligence to Buyer within ninety (90) calendar days after the related Purchase Date or (ii) upon Buyer’s review of such Post-Closing Diligence, if such Underlying Mortgage Loan is a Grade C Mortgage Loan or a Grade D Mortgage Loan, and Buyer, in its reasonable discretion, deems such Underlying Mortgage Loan to be ineligible or otherwise not satisfactory for purchase hereunder, in either case, the Asset Value of such Underlying Mortgage Loan may be reduced to zero ($0) Dollars.
g.In connection with the consummation of each Transaction, on or before each Purchase Date, Buyer and Seller shall enter into a confirmation in the form of Exhibit H attached hereto (“Confirmation”) which Confirmation shall describe the Mortgage Loans subject to such Transaction, and shall set forth: (i) the Purchase Date, (ii) the Asset Value for each Mortgage Loan, (iii) the Maximum Purchase Price Percentage for each Mortgage Loan, (iv) the Actual Purchase Price Percentage for each Mortgage Loan, (v) the Purchase Price for each Mortgage Loan, (vi) the Pricing Rate
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applicable to the Transaction and shall include the final Asset Schedule setting forth the Mortgage Loans subject to such Transaction and the applicable Actual Purchase Price Percentage with respect thereto.
4.Repurchase; Repurchase Price; Resolved Assets
a.Seller shall repurchase or cause to be repurchased from Buyer the Purchased Assets (and obtain the release of the related Underlying Mortgage Loans) on the Termination Date by payment to Buyer of the Repurchase Price. Such obligation to repurchase (and to obtain the release of the related Underlying Mortgage Loans) exists without regard to any prior or intervening liquidation or foreclosure with respect to any Underlying Mortgage Loan (but Liquidation Proceeds received by Buyer shall be applied to reduce the Purchase Price for the Underlying Mortgage Loans on each Payment Date, as applicable except as otherwise provided herein). Seller is obligated to repurchase or cause the repurchase of the Purchased Assets (or pay the Repurchase Price for any applicable Underlying Mortgage Loans and cause the release thereof by Trust Subsidiary) at Seller’s expense on the related Repurchase Date. In connection with any such repurchase (or release), Seller or its designee shall take physical possession of the Purchased Assets (and/or the related Underlying Mortgage Loans).
b.Upon four (4) Business Days’ prior written notice (an “Optional Prepayment Notice”) to Buyer, which such Optional Prepayment Notice shall include reference to the related Mortgage Loans, Seller may, at its option prepay to Buyer the Repurchase Price (an “Optional Prepayment”) for any Underlying Mortgage Loan on any date (each, an “Optional Prepayment Date”) in accordance with the terms of this Section 4.b; provided that Seller may not conduct an Optional Prepayment (i) in an amount less than $500,000 or (ii) more than four (4) times in any calendar month. On each Optional Prepayment Date, Seller shall make an Optional Prepayment in an amount equal to the applicable Repurchase Price; provided, that, notwithstanding anything to the contrary contained in this Agreement or any other Program Agreement, if Buyer determines in its sole discretion that execution of an Optional Prepayment proposed by Seller in an Optional Prepayment Notice would result in a Margin Deficit, the related Repurchase Price shall be increased by an amount such that the related Optional Prepayment will not result in a Margin Deficit. Seller shall pay the Optional Prepayment and take (or cause its designee to take) physical possession of the applicable Underlying Mortgage Loans from Buyer (or its designee, including the Custodian), at Seller’s expense on the related Optional Prepayment Date and cause the transfer of such Underlying Mortgage Loans out of Trust Subsidiary. Immediately following such payment, the related Mortgage Loan, shall cease to be subject to this Agreement or the other Program Agreements, and (i) Buyer shall be deemed to have released all of its interests in such Mortgage Loan, without further action by any Person and shall direct Custodian to release the related Asset File to Seller or its designee pursuant to the Custodial Agreement and (ii) all Mortgage Loans and the Repurchase Assets related thereto, shall be delivered to Seller or the designee of Seller free and clear of any lien, encumbrance or claim of Buyer; provided, however, that Buyer has no obligation to extinguish or cause to be extinguished any lien, encumbrance or claim on any Mortgage Loan that (i) existed immediately prior to the time such Mortgage Loan was acquired by, or transferred to Seller or (ii) is not in favor of Buyer. Notwithstanding anything contained herein to the contrary, any Third-Party Sale to an Affiliate of Seller in an amount in excess of $5,000,000 shall be subject to Buyer’s approval in its sole discretion.
c.Provided that no Event of Default shall have occurred and be continuing, and Buyer has received the related Repurchase Price for all Purchased Assets subject to
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the Transaction, Buyer agrees to release its ownership interest hereunder in the Purchased Assets (including, the Repurchase Assets related thereto).
d.With respect to a Resolved Asset, Seller agrees to (i) provide Buyer with a copy of a report from the applicable Servicer indicating that such Underlying Mortgage Loan has been liquidated, (ii) remit to Buyer, within two (2) Business Days, the Repurchase Price with respect to such Underlying Mortgage Loan, and (iii) provide Buyer a notice specifying each Underlying Mortgage Loan that has been liquidated.
5.Price Differential
a.The Pricing Rate shall be reset once per Accrual Period, on the related Periodic Term SOFR Determination Date, and, in each case, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Payment Date as set forth in Section 7. Two (2) Business Days prior to the Payment Date, Buyer shall give Seller written or electronic notice of the amount of the Price Differential due on such Payment Date. On the Payment Date, Seller shall pay or cause to be paid to Buyer pursuant to Section 7 hereof the accrued and unpaid Price Differential for such Payment Date (along with any other amounts to be paid pursuant to Section 7 hereof).
b.If Seller fails to pay or cause to be paid all or part of the Price Differential by 3:00 p.m. (New York City time) on the related Payment Date, with respect to any Purchased Asset (and/or the related Underlying Mortgage Loans), Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the portion of the unpaid Repurchase Price related to the past due Price Differential at a rate per annum equal to the Post Default Rate until the Price Differential is received in full by Buyer.
6.Margin Maintenance
a.If at any time the aggregate outstanding Purchase Price of the Underlying Mortgage Loans subject to Transactions hereunder is greater than the aggregate Minimum Maintenance Amount of all Underlying Mortgage Loans subject to Transactions hereunder (a “Margin Deficit”) such Margin Deficit is greater than the Margin Threshold, then Buyer may by notice to Seller require Seller to, at the option of Seller, either (1) transfer to Buyer cash, or (2) deposit cash into the Margin Account, in each case, in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”). If Seller elects to deposit such cash into the Margin Account to cure a Margin Deficit, thereafter, upon four (4) Business Days written notice to Buyer and the Paying Agent, Seller shall have the option to designate all or any portion of such cash to be applied to reduce the Purchase Price of the affected Mortgage Loan(s).
b.Notice delivered pursuant to Section 6.a above may be given by any written or electronic means. Any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”). The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit
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or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.
c.In the event that a Margin Deficit exists with respect to the Mortgage Loans, Buyer may retain any funds received by it to which Seller would otherwise be entitled hereunder, which funds (i) shall be held by Buyer in the Margin Account against the related Margin Deficit and (ii) may be applied by Buyer against the Purchase Price of the Mortgage Loans for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of Section 6.a.
7.Income Payments
a.All Income received on account of the Purchased Assets (and/or the related Underlying Mortgage Loans) during the term of a Transaction shall be the property of Buyer subject to the terms of this Agreement. Seller and/or Trust Subsidiary shall and shall cause the applicable Servicer and any interim servicer, to deposit into the Collection Account, at least two (2) Business Days prior to the Payment Date in each month all Income received with respect to the Purchased Assets (and/or the related Underlying Mortgage Loans) during the immediately preceding calendar month; provided, however, that notwithstanding the foregoing, each Servicer shall be entitled to retain Ancillary Income to which it is entitled under the applicable Servicing Agreement.
b.On each Payment Date, Paying Agent shall remit amounts on deposit in the Collection Account as follows:
(1)first, to the extent not already paid by Seller (i) pro rata, to pay fees and expenses due and owing to Trustee, Bank, Paying Agent, Servicer and Custodian and (ii) pro rata, to cover indemnities of Trustee, Bank, Paying Agent and Custodian up to (x) in the case of indemnities of Trustee, Bank and Paying Agent, an aggregate of $* per annum and (y) in the case of indemnities of Custodian, an aggregate of $* per annum;
(2)second, to Buyer in payment of (a) any accrued and unpaid Price Differential, (b) to the extent not otherwise paid pursuant to the terms hereof or any Program Agreement, any accrued and unpaid Draw Fees and (c) all other costs, fees and other amounts due and payable to Buyer (other than Margin Deficit) pursuant to this Agreement and the other Program Agreements;
(3)third, to Buyer, in reduction of the Repurchase Price of any Resolved Asset, an amount equal to the outstanding Repurchase Price of such Resolved Asset;
(4)fourth, without limiting the rights of Buyer under Section 6 of this Agreement, to Buyer in reduction of the Purchase Price of the related Purchased Assets, in the amount of any unpaid Margin Deficit after giving effect to the distributions required to be made hereunder on such Payment Date;
(5)fifth, pro rata, to pay any fees, indemnity amounts and expenses due and outstanding from the period relating to the current Payment Date or any previous period relating to a prior Payment Date to Trustee, Bank, Paying Agent, Servicer and Custodian not covered above in clause (1); and
(6)sixth, to Seller, any remaining amounts.
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c.Notwithstanding any provision to the contrary in this Section 7, upon the occurrence and during the continuance of an Event of Default or on the Termination Date, all Income shall be remitted (not subject to any limitations set forth in Section 7.b(1)): (1) first, (a) to pay fees and expenses due and owing hereunder to Trustee, Bank, Paying Agent, and Custodian and (b) to cover indemnities of Trustee, Bank, Paying Agent and Custodian, (2) second, to Buyer for application to the aggregate Repurchase Price and any other amounts owing by Seller hereunder as Buyer deems appropriate, and (3) third, any remainder shall be paid to Seller.
d.Notwithstanding the foregoing, it is acknowledged and agreed that, so long as amounts on deposit in the Collection Account are sufficient to satisfy all obligations of Seller with respect to the Purchased Assets on such Payment Date, amounts on deposit in the Collection Account shall only be applied to pay amounts described in Section 7.b with respect to the Purchased Assets. Surplus amounts, if any, available from the Collection Account shall be remitted to Seller. Notwithstanding the foregoing, in the event that funds on deposit in the Collection Account are not sufficient to satisfy all obligations of Seller with respect to the Purchased Assets on the Payment Date, then Seller shall be permitted to pay the Price Differential, and other amounts then due and payable to Buyer with respect to the Purchased Assets by wire transfer of immediately available funds to Buyer.
8.Conveyance; Security Interest
a.Seller Repurchase Assets. On each Purchase Date, Seller hereby sells, assigns and conveys all of its right, title and interest in the Purchased Assets and the related Underlying Mortgage Loans identified on a Transaction Request and/or Trust Receipt to Buyer. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of its right, title and interest in, to and under (1) the Purchased Assets (and the related Underlying Mortgage Loans), (2) the Records, (3) the related Mortgage Loan Documents, (4) each Servicing Agreement (to the extent the Servicing Agreement and Seller’s rights thereunder relate to the Purchased Assets (and the related Underlying Mortgage Loans)), (5) any related Take-out Commitments, (6) any Property relating to the Purchased Assets (and the related Underlying Mortgage Loans), (7) all insurance policies and insurance proceeds relating to any Underlying Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and mortgage insurance contracts and loan guaranty agreements (if any), to the extent of the Underlying Mortgage Loans protected thereby, (8) Income, (9) the Collection Account and all amounts deposited therein, (10) accounts (including any interest of Seller in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets relating to the Purchased Assets (and the related Underlying Mortgage Loans) (including, without limitation, any other accounts) or any interest in the Purchased Assets (and the related Underlying Mortgage Loans), (11) any proceeds of the Purchased Assets (and the related Underlying Mortgage Loans) (including the related securitization proceeds) and dividends and distributions with respect to any of the foregoing and (12) any other property, rights, title or interests as are specified on a Confirmation and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (the “Seller Repurchase Assets”). With respect to the Seller Repurchase Assets, this Agreement shall be deemed to be a security agreement for purposes of the Uniform Commercial Code of any applicable jurisdiction.
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b.Trust Subsidiary Repurchase Assets. In order to further secure the Obligations hereunder, Trust Subsidiary, to the extent of its rights therein, hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of its assets, including, without limitation, (1) the Underlying Mortgage Loans, (2) the Records, (3) the related Mortgage Loan Documents, (4) each Servicing Agreement (to the extent the Servicing Agreement and Trust Subsidiary’s rights thereunder relate to the Underlying Mortgage Loans), (5) any related Take-out Commitments, (6) any Property relating to the Underlying Mortgage Loans, (7) all insurance policies and insurance proceeds relating to any Underlying Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and mortgage insurance contracts and loan guaranty agreements (if any), to the extent of the Underlying Mortgage Loans protected thereby, (8) Income, (9) the Collection Account and all amounts deposited therein, (10) accounts (including any interest of Trust Subsidiary in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets relating to the Underlying Mortgage Loans (including, without limitation, any other accounts) or any interest in the Underlying Mortgage Loans, (11) any proceeds of the related Underlying Mortgage Loans (including the related securitization proceeds) and dividends and distributions with respect to any of the foregoing and (12) any other property, rights, title or interests as are specified on a Confirmation and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Trust Subsidiary Repurchase Assets” and together with Seller Repurchase Assets, the “Repurchase Assets”). With respect to the Trust Subsidiary Repurchase Assets, this Agreement shall be deemed to be a security agreement for purposes of the Uniform Commercial Code of any applicable jurisdiction.
c.Trust Interests as Securities. The parties acknowledge and agree that the Trust Interests of Trust Subsidiary shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code. Seller covenants and agrees that (1) the Trust Interests are not and will not be dealt in or traded on securities exchanges or securities markets and (2) the Trust Interests are not and will not be investment company securities within the meaning of Section 8-103 of the Uniform Commercial Code. Seller shall, at its sole cost and expense, take all steps as may be necessary to register the Trust Certificate in physical form in the name of Buyer and deliver the original of such Trust Certificate to Buyer.
d.Additional Interests. If Seller shall, as a result of its ownership of the Trust Interests, becomes entitled to receive or shall receive any certificate evidencing any trust interest or other equity interest, any option rights, or any equity interest in Trust Subsidiary, whether in addition to, in substitution for, as a conversion of, or in exchange for Trust Interests, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer in the exact form received, duly indorsed by Seller to Buyer, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, or if requested, deliver the Trust Interests re-registered in the name of Buyer, to be held by Buyer subject to the terms hereof as additional security for the Obligations. Any sums paid upon or in respect of the Trust Interests upon the liquidation or dissolution of Trust Subsidiary or otherwise shall be paid over to Buyer as additional security for the Obligations. If, following the occurrence and during the continuation of an Event of Default, any sums of money or property so paid or distributed in respect of the Trust Interests shall be received by Seller, then Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer segregated from other funds of Seller, as additional security for the Obligations.
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e.Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing, Seller shall be permitted to receive all cash dividends or other cash distributions paid in respect of the Trust Interests (subject to the provisions set forth in Section 7), and to exercise all voting and member rights with respect to the Trust Interests; provided, however, that no vote shall be cast or member right exercised or other action taken which would impair the Trust Interests or which would be inconsistent with or result in a violation of any provision of this Agreement. Without the prior consent of Buyer, Seller shall not (1) vote to enable, or take any other action to permit Trust Subsidiary to issue any trust interests of any nature or to issue any other interests convertible into or granting the right to purchase or exchange for any Trust Interests of Trust Subsidiary or (2) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Trust Interests or (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, the Trust Interests, or any interest therein, except for the Lien provided for by this Agreement, or (4) enter into any agreement (other than the Trust Agreement, this Agreement and any other Program Agreement, as applicable) or undertaking restricting the right or ability of Seller to sell, assign or transfer any of the Trust Interests.
f.Financing Statements. Each of Seller and Trust Subsidiary agree to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby. Furthermore, each of Seller and Trust Subsidiary hereby authorize Buyer to file financing statements relating to the Repurchase Assets, as Buyer, at its option, may deem appropriate; provided, however, no “all assets” or similar filings naming the Trustee as debtor shall be permitted. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8. For the avoidance of doubt, the parties hereby agree that no mortgages will be filed with respect to such security interest.
g.Intent. The provisions of this Section 8 are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
9.Payment and Transfer
Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account as Buyer shall specify to Seller in writing. Seller acknowledges that it has no rights of withdrawal from the foregoing account. All Underlying Mortgage Loans allocable to the Purchased Assets shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Buyer may reasonably request. All Underlying Mortgage Loans allocable to the Purchased Assets shall be evidenced by a Trust Receipt. Any Repurchase Price received by Buyer after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.
10.Conditions Precedent
a.Initial Transaction. As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by each Seller Party, as applicable, and each other party thereto:
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(1)Program Agreements. The Program Agreements duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.
(2)Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets (and the related Underlying Mortgage Loans) and other Repurchase Assets have been taken, including, without limitation duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1 with respect to each of Seller and Trust Subsidiary.
(3)Organizational Documents. A certificate of the secretary of each Seller Party (or Administrator on behalf of Trust Subsidiary) and each Pledgor substantially in form and substance acceptable to Buyer, attaching certified copies of such party’s organizational documents and corporate resolutions or written consents approving the Program Agreements and transactions thereunder (either specifically or by general resolution or consent) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.
(4)Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party and each Pledgor dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.
(5)Incumbency Certificate. An incumbency certificate of the secretary of each Seller Party (or Administrator on behalf of Trust Subsidiary) and each Pledgor certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.
(6)Opinion of Counsel. An opinion of each Seller Party’s and Pledgors’ counsel, as to such matters as Buyer may reasonably request and in form and substance reasonably acceptable to Buyer, including, without limitation, with respect to (i) Buyer’s first priority lien on and perfected security interest in the Trust Certificate and the related Underlying Mortgage Loans; (ii) Buyer’s perfected security interest in the Collection Account; (iii) the non-contravention, enforceability and due authority opinions with respect to each Seller Party and each Pledgor; (iv) the inapplicability of the Investment Company Act of 1940 to each Seller Party and each Pledgor and the Volcker Rule with respect to Trust Subsidiary; and (v) qualification of this Agreement as a “Securities Contract” and “Master Netting Agreement” under the Bankruptcy Code.
(7)Fees. Payment of any fees due to Buyer hereunder or under the other Program Agreements.
(8)Due Diligence Review. Buyer shall have completed, to its good faith satisfaction, its due diligence review of the related Mortgage Loans, each Seller Party, each Pledgor and Servicers.
(9)Trust Certificate. The original Trust Certificate issued in physical form and (re-)registered in the name of Buyer, duly executed by the Trustee, shall have been delivered to Buyer.
b.All Transactions. All Transactions (including the Initial Transaction and each Purchase Price Increase Transaction) hereunder are subject to the following conditions precedent:
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(1)Due Diligence Review. Without limiting the generality of Buyer’s right to perform Post-Closing Due Diligence or Section 34 hereof, Buyer shall have completed, to its good faith satisfaction and subject to Post-Closing Diligence, its due diligence review of the related Mortgage Loans.
(2)Required Documents.
(a)With respect to each of the Mortgage Loans, the items required have been delivered to Custodian in accordance with the Custodial Agreement;
(b)With respect to each of the Mortgage Loans, all applicable Servicers have delivered fully executed Servicer Acknowledgements;
(c)Seller shall have delivered the related Seller Provided Diligence Package.
(3)Transaction Documents. Buyer or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:
(a)A Transaction Request, as applicable, and the Asset Schedule or other information required to be delivered by Seller pursuant to Section 3.b hereof;
(b)The Request for Certification and the related Asset Schedule delivered by Seller, and the Trust Receipt and Custodial Asset Schedule delivered by Custodian; and
(c)Such certificates or other documents as Buyer may reasonably request in good faith.
(4)No Default. (a) No Default, Event of Default or Regulatory Capital Event shall have occurred and be continuing and (b) no Servicer Termination Event shall have occurred for which a replacement servicer has not been identified.
(5)Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on the then-applicable Benchmark.
(6)Representations and Warranties. Both immediately prior to the related Transaction, as applicable, and also after giving effect thereto and to the intended use thereof, the representations and warranties made by each Seller Party in each Program Agreement and the representations and warranties of each Pledgor under the related Pledge Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(7)Delivery of Current Property Value. With respect to each Underlying Mortgage Loan, Seller shall have delivered to Buyer an Appraisal, BPO or, to
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the extent approved by Buyer, in its sole and absolute discretion, another valuation product (including an AVM) evidencing a Current Property Value and valuation date, and such other information as may be required by Buyer pursuant to Section 3 for such Purchased Asset.
(8)Servicers. All current Servicers have been approved by Buyer to continue servicing the related Mortgage Loans.
(9)Eligibility Criteria and Concentration Limits. The related Mortgage Loans and Trust Interests shall satisfy the eligibility criteria and concentration limits immediately preceding and subsequent to the related Purchase Date.
(10)Number of Purchase Dates. The occurrence of such Transaction shall not cause the cumulative number of Purchase Dates in the related calendar week, together, to exceed one (1).
(11)Minimum Purchase Price. The Purchase Price payable on the related Purchase Date shall be no less than $*.
(12)Maximum Aggregate Purchase Price; Margin Deficit. Immediately following the occurrence of such Transaction (i) the aggregate outstanding Purchase Price shall not exceed the Maximum Aggregate Purchase Price and (ii) there shall not be a Margin Deficit.
(13)Minimum Maintenance Amount. Immediately prior to and following the occurrence of such Transaction, the aggregate outstanding Purchase Price is less than the Minimum Maintenance Amount.
(14)Pledge Agreement. To the extent any Mortgage Loan that is subject to a proposed Transaction is acquired by Trust Subsidiary from an Affiliate of any Seller Party, Seller shall deliver (a) a pledge agreement executed by such Affiliate in form and substance acceptable to Buyer, (b) a power of attorney from such Affiliate in form attached to such pledge agreement, and (c) evidence that such Affiliate has taken all steps as may be necessary in connection with the indorsement, transfer of power, delivery and pledge of all related pledged assets to Buyer, the necessary UCC searches have been performed and such Affiliate has authorized the filing of the related Uniform Commercial Code financing statements on Form UCC-1.
(15)CRE Bridge Mortgage Loans; RTL Mortgage Loans; SBC Mortgage Loans. To the extent any Mortgage Loan that is subject to a proposed Transaction is a CRE Bridge Mortgage Loan, an RTL Mortgage Loan or an SBC Mortgage Loan, (a) Buyer must approve such Transaction, the related Underwriting Guidelines, the related Seller Provided Diligence Package and expected repurchase strategy related to such Mortgage Loans in writing prior to the proposed Purchase Date and (b) Seller shall deliver any amendments to any Program Agreement as may be required by Buyer.
11.Program; Costs
a.Seller shall reimburse Buyer for any of Buyer’s reasonable and documented out-of-pocket costs, including, but not limited to, due diligence review (including any Post-Closing Diligence), and reasonable out-of-pocket attorney’s fees, incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans and the Trust Interests. Reasonable and documented out-of-pocket legal fees for any
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subsequent amendments to this Agreement or related documents (other than any amendments or documents required in connection with repurchase transactions by Buyer under Section 18 or any assignments or participations by Buyer under Section 22) shall be borne by Seller. Seller shall pay ongoing custodial fees and expenses as set forth in the Custodial Agreement, and any other ongoing fees and expenses under any other Program Agreement.
b.Upon the occurrence of a Regulatory Capital Event after the date hereof, from time to time, upon demand by Buyer (with a copy to Custodian), Seller shall pay to Buyer an amount equal to Buyer’s additional costs resulting from such Regulatory Capital Event (as specified by Buyer); provided, however, that Seller shall not be required to compensate Buyer for any increased costs incurred more than six (6) months prior to the date that Buyer notifies Seller of such Regulatory Capital Event giving rise to such increased costs (except to the extent that such Regulatory Capital Event is applied retroactively in which case such six (6) month period shall be extended to include such period of retroactive effect). Buyer shall not allocate any such increased costs to Seller in any manner that adversely selects this Agreement or the transactions hereunder from other similar facilities of Buyer. Notwithstanding anything to the contrary contained herein, if Buyer makes a demand for payment of costs under this Section 11.b, Seller shall, at its election, be permitted to make an Optional Prepayment with respect to 100% of the Purchased Assets that are then subject to Transactions hereunder. No Exit Fee shall be applicable in connection with a repurchase of Purchased Assets in connection with a Regulatory Capital Event.
c.With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction, on Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10.a(5) hereof. In each such case, Seller hereby waives the right to dispute Buyer’s record of the terms of the request or other communication.
d.Notwithstanding the assignment of any of any Seller Party’s rights or remedies under the Mortgage Loan Documents related to the Purchased Assets (and/or the related Underlying Mortgage Loans) to Buyer pursuant to this Agreement, each Seller Party agrees and covenants with Buyer to enforce diligently such Seller Party’s rights and remedies set forth in the Mortgage Loan Documents.
e.(i) Any payments made by a Seller Party to Buyer or a Buyer assignee hereunder shall be made free and clear of and without deduction for any Taxes, except as required by law. If a Seller Party shall be required by law (as determined in their good faith discretion) to deduct or withhold any Tax from any sums payable to Buyer or a Buyer assignee, then (i) such Seller Party shall make such deductions or withholdings and pay the full amount deducted to the relevant official body in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions for Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 11.e(i)) Buyer or Buyer assignee receives an amount equal to the sum it would have received had no such deductions been made; and (iii) Seller shall notify Buyer or Buyer assignee of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) days thereafter. Each Seller Party shall otherwise indemnify Buyer for any Indemnified Taxes or Other Taxes imposed on Buyer (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to
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amounts payable under this Section 11.e) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.
    (ii) Buyer and any Buyer assignee shall deliver to each Seller Party, at the time or times reasonably requested by such Seller Party, such properly completed and executed documentation reasonably requested by such Seller Party as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Buyer and any Buyer assignee, if reasonably requested by a Seller Party, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Seller Party as will enable such Seller Party to determine whether or not such Buyer or Buyer assignee is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, Buyer or Buyer assignee shall deliver to each Seller Party:
(A) in the case of a Buyer or Buyer assignee which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 certifying that it is not subject to backup withholding;
(B) in the case of a Buyer or Buyer assignee which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of any Seller Party or an of affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by law to permit a Seller Party to determine the withholding or deduction required to be made.
(C) if a payment made to a Buyer or Buyer assignee under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer or assignee shall deliver to each Seller Party at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its
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obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
The applicable IRS forms referred to above shall be delivered, properly completed and executed by each applicable Buyer or Buyer assignee on or prior to the date on which such person becomes a Buyer or Buyer assignee under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.
f.Any indemnification payable by a Seller Party to Buyer or any Buyer assignee for Indemnified Taxes or Other Taxes that are imposed on Buyer or a Buyer assignee, as described in Section 11.e(i) hereof, shall be paid by such Seller Party within ten (10) days after written demand therefor. As part of any such written demand for payment, Buyer or the relevant Buyer assignee shall deliver a certificate to the applicable Seller Party (along with a copy of the applicable documents from the relevant Governmental Authority) setting forth a calculation of the amount of Indemnified Taxes or Other Tax for which the demand is made, which calculated amount shall be conclusive absent manifest error. Buyer or relevant Buyer assignee also shall timely deliver to the applicable Seller Party a receipt (or other evidence reasonably satisfactory to such Seller Party, as applicable) of the actual payment of Indemnified Taxes or Other Taxes with respect to which the indemnification request relates.
g.If Buyer or Buyer assignee determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Seller Party or with respect to which a Seller Party has paid additional amounts pursuant to this Section, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Seller Party under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Buyer or Buyer assignee and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the indemnifying party, upon the request of Buyer or Buyer assignee, agrees to repay the amount paid over to them (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event Buyer or Buyer assignee is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 11.g, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 11.g the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
h.Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets (and the related Underlying Mortgage Loans), and the Purchased Assets (and/or the related Underlying Mortgage Loans) as owned by a Seller Party, as applicable, in the absence of an Event of Default. Buyer and Seller agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from Buyer to Seller secured by the Purchased Assets (and/or the related Underlying Mortgage Loans), unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.
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12.Servicing and Management of Mortgage Loans
a.Pursuant to the Servicing Agreements, each Seller Party and their Affiliates, respectively, have contracted with the Servicers to service and manage the Mortgage Loans consistent with the degree of skill and care that Seller customarily require with respect to similar Mortgage Loans owned or managed by it and in accordance with Servicing Guidelines. Seller Parties shall, and shall cause the Servicers to (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing and management responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder. Buyer may terminate the servicing or management of any Mortgage Loans with the then-existing servicer or managers in accordance with Section 12.e hereof.
b.Seller Parties shall and shall cause the Servicers to hold or cause to be held all escrow funds collected by Servicers and any interim servicer with respect to any Mortgage Loans in the related trust accounts and shall apply the same for the purposes for which such funds were collected.
c.Seller Parties shall and shall cause each Servicer to segregate all Income, including, without limitation, any Income collected on account of the Purchased Assets (and/or the related Underlying Mortgage Loans), to be held in trust for the benefit of Buyer, and shall remit such collections to the Collection Account in accordance with Section 7 hereof; provided, however, that any such proceeds payable in connection with Third-Party Sales of Mortgage Loans shall be deposited directly into the Collection Account by such Servicer.
d.Seller shall provide to Buyer a Servicer Acknowledgement addressed to and agreed to by each Servicer, advising Servicers of such matters as Buyer may reasonably request, including, without limitation, recognition by Servicers of Buyer’s interest in such Mortgage Loans and each Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Mortgage Loans and any related Income with respect thereto.
e.Upon prior written notice following the occurrence and during the continuance of (x) an Event of Default, or (y) subject to the penultimate sentence of this Section 12.e, a Servicer Termination Event, Buyer shall have the right to terminate or cause a Seller Party to terminate the related Servicer’s right to service the Mortgage Loans, without payment of any penalty or termination fee under the Servicing Agreement or any other related agreement, as applicable. Upon receipt of such notice or upon resignation of any Servicer, Seller Parties and the applicable Servicers shall cooperate in transferring the applicable servicing of the Mortgage Loans to a successor Servicer selected by Seller Parties and reasonably acceptable to Buyer. Upon the occurrence and during the continuance of an Event of Default, Buyer shall have the right to appoint such successor in Servicer its sole and absolute discretion. Provided no Event of Default has occurred and is continuing, upon a Servicer Termination Event, Seller Parties shall have the right to identify and appoint a successor Servicer, provided that (A) Seller Parties identify such successor within thirty (30) days after the occurrence of the Servicer Termination Event which successor is another Servicer approved by Buyer (such approval not to be unreasonably withheld, conditioned or delayed) and (B) Seller Parties cause such appointed Servicer to accept a servicing transfer within ninety (90) days after the occurrence of the Servicer Termination Event. If Seller Parties do not satisfy clauses (A) and (B) of the proceeding sentence, Buyer shall have the right to appoint such successor in its sole and absolute discretion.
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f.If a Seller Party should discover that, for any reason whatsoever, such Seller Party or any entity responsible to any Seller Party for servicing any such Underlying Mortgage Loan has failed to perform in any material respect such Seller Party’s obligations under the Program Agreements with respect to servicing or any of the obligations of such entities with respect to servicing the Underlying Mortgage Loans, the applicable Seller Party shall promptly notify Buyer.
13.Representations and Warranties
a.Each Seller Party represents and warrants to Buyer as of the date hereof and as of each Purchase Date (or as of such date otherwise set forth herein) for any Transaction, that:
(1)Seller Party Existence. Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. Trust Subsidiary has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware.
(2)Licenses. Each Seller Party is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action or such default is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect. Seller has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Purchased Assets. Trust Subsidiary has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Underlying Mortgage Loans. Each Seller Party has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, each Program Agreement to which it is a party and, if applicable, any Transaction Request.
(3)Power. Each Seller Party has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.
(4)Due Authorization. Each Seller Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. Each Program Agreement has been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by each applicable Seller Party, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against each Seller Party in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.
(5)Financial Statements. Guarantor has heretofore furnished to Buyer a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of Guarantor ended December 31, 2023 and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of KPMG LLP and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period of Guarantor ended December
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31, 2023, and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries for such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since the date of the most recent financial statements delivered to Buyer, except as otherwise disclosed in writing to Buyer prior to the date hereof or prior to any Purchase Date, there has been no material adverse change in the consolidated business, operations or financial condition of Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Guarantor aware of any state of facts which (with notice or the lapse of time) would or could result in any such Material Adverse Change.
(6)Event of Default. There exists no Event of Default under Section 15.b hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15.b hereof, under any Indebtedness of any Seller Party.
(7)Solvency. Each Seller Party is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. No Seller Party intends to incur, and does not believe that it has incurred, debts beyond its ability to pay such debts as they mature. No Seller Party is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Assets to Buyer constitutes reasonably equivalent value and fair consideration for the Purchased Assets. Seller is not transferring the Purchased Assets (or pledging its rights to the related Underlying Mortgage Loans) with any intent to hinder, delay or defraud any of its creditors. Trust Subsidiary is not pledging its rights to the related Underlying Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.
(8)No Conflicts. The execution, delivery and performance by each Seller Party of each Program Agreement (i) does not conflict with any term or provision of the formation documents, the Trust Agreement, by-laws or other governing documents of such Seller Party or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to such Seller Party of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Seller Party, which conflict could be reasonably expected to have a Material Adverse Effect and (ii) will not result in any violation of any mortgage, instrument, agreement or obligation to which such Seller Party is a party.
(9)True and Correct Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller Parties, or any Affiliate thereof furnished to Buyer in connection with the initial or any ongoing due diligence of any Seller Party, or any Affiliate, negotiation, preparation, or delivery of the Program Agreements, are true and correct in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.
(10)Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery and performance by any
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Seller Party of each Program Agreement (other than consents, approvals and filings that have been obtained or made, as applicable, or that, if not obtained or made, are not reasonably likely to have a Material Adverse Effect).
(11)Litigation. Except as otherwise disclosed in writing to Buyer prior to the date hereof or prior to any Purchase Date, there is no action, proceeding or investigation pending with respect to which a Seller Party has received service of process or, to any Seller Party’s Knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated any Program Agreement, (C) making a claim individually or in an aggregate amount greater than $5,000,000 or (D) which could reasonably be expected to materially and adversely affect the validity of the Purchased Assets (and/or the related Underlying Mortgage Loans) or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.
(12)Material Adverse Change. Except as otherwise disclosed in writing to Buyer prior to any Purchase Date, there has been no material adverse change in the business, operations, financial condition or properties of Seller or its Affiliates taken as a whole since the date set forth in the most recent financial statements supplied to Buyer.
(13)Ownership. Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Asset Files to the Custodian and the Custodian’s receipt of the related Request for Certification, Buyer shall either (i) become the sole owner of the Purchased Assets and related Repurchase Assets or (ii) to the extent any Transactions hereunder are deemed to be loans instead of sales and purchases as intended by the parties, have a valid and perfected security interest in and to the Purchased Assets (including, the related Underlying Mortgage Loans) and related Repurchase Assets to the extent such security interest can be perfected by possession, filing or control under the UCC, in each instance, free and clear of all liens and encumbrances other than those created pursuant to this Agreement or the other Program Agreements.
(14)Located in U.S. Seller owns no collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) or interest therein relating to a Mortgage Loan that is located in any jurisdiction other than in one of the fifty (50) states of the United States of America, the District of Columbia or a territory of the United States.
(15)Taxes. Each Seller Party and its Subsidiaries have timely filed all tax returns that are required to be filed by them (taking into account any applicable extensions) and have paid all Taxes due and payable (whether or not shown on such returns), except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Seller Party and its Subsidiaries in respect of Taxes and other governmental charges are, in the opinion of Seller, adequate.
(16)Investment Company. No Seller Party or any of their Subsidiaries is an “investment company”, or company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. Each Seller Party is relying upon an exception or exemption from the registration requirements of the Investment Company Act as set forth in Section 3(c)(7) of the Investment Company Act.
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Trust Subsidiary (A) has been structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”), and (B) is relying upon an exception or exemption from the registration requirements of the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act.
(17)Seller’s Chief Executive Office; Jurisdiction of Organization. On the Effective Date, each Seller Party’s chief executive office, is, and has been, located at 3344 Peachtree Road NE, Suite 1725, Atlanta, Georgia, 30326. On the Effective Date, both of Seller’s and Trust Subsidiary’s jurisdiction of organization is Delaware. On the Effective Date, Guarantor’s jurisdiction of organization is Maryland. Each Seller Party shall provide Buyer with thirty (30) days advance notice of any change in a Seller Party’s principal office or place of business, legal name or jurisdiction. No Seller Party has any trade name. During the preceding five years, no Seller Party has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors, except that prior to the filing of an Articles of Amendment filed on March 2, 2023 and effective as of March 10, 2023, Guarantor was formerly known as Angel Oak Mortgage, Inc.
(18)Location of Books and Records. The locations where each Seller Party keeps its books and records, including all computer tapes and records relating to the Purchased Assets (and/or the related Underlying Mortgage Loans) and the related Repurchase Assets is its chief executive offices.
(19)Reserved.
(20)ERISA. Each Plan to which a Seller Party or their Subsidiaries make direct contributions, and, to the knowledge of each Seller Party, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.
(21)Adverse Selection. No Seller Party has selected the Underlying Mortgage Loans in a manner so as to adversely affect Buyer’s interest.
(22)Agreements. Except as otherwise disclosed in writing to Buyer prior to any Purchase Date, no Seller Party or any Subsidiary thereof is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the businesses, operations, properties, or financial conditions of any Seller Party. Except as otherwise disclosed in writing to Buyer prior to any Purchase Date, no holder of any indebtedness of any Seller Party or of any of their Subsidiaries has given notice of any asserted default thereunder.
(23)Other Indebtedness. Neither Seller nor Trust Subsidiary has any Indebtedness (other than the Indebtedness evidenced by this Agreement).
(24)No Reliance. Each Seller Party has made or will make its own independent decisions to enter into the Program Agreements and each Transaction, and as to whether such Transaction, is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed or will deem necessary. No Seller Party is relying upon any advice from Buyer as to any aspect of the Transactions, as applicable, including
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without limitation, the legal, accounting or tax treatment of such Transactions, as applicable.
(25)Plan Assets. No Seller Party is an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101 as amended by Section 3(42) of ERISA, and transactions by or with Seller are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans (within the meaning of Section 3(32) of ERISA) that would be violated by the transactions contemplated hereunder.
(26)No Prohibited Persons. No Seller Party or any of their Affiliates is an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).
b.With respect to every Purchased Asset and related Underlying Mortgage Loan, each Seller Party represents and warrants to Buyer as of the applicable Purchase Date for any Transaction (including any Purchase Price Increase Transaction) and each date thereafter that each representation and warranty set forth on Schedule 1-A or Schedule 1-B hereto, as applicable, is true and correct, except as disclosed to Buyer in writing prior to the applicable Purchase Date for such Purchased Asset (and/or the related Underlying Mortgage Loans) and approved by Buyer (as set forth in the Confirmation for such Purchased Asset (and/or the related Underlying Mortgage Loans)) or as disclosed in any Post-Closing Diligence delivered to Buyer for any Purchased Asset (and/or the related Underlying Mortgage Loans).
c.The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Buyer and shall continue for so long as the Purchased Assets are subject to this Agreement. Upon discovery by any Seller Party, any Servicer or Buyer of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others. If such breach relates to the representations and warranties referenced in Section 13.b and is not cured within thirty (30) days of the earlier of (i) a Seller Party’s Knowledge thereof or (ii) the receipt by a Seller Party of notice thereof from Buyer, Buyer has the right to require Seller to repurchase and remit the applicable Repurchase Price within one (1) Business Day after receipt of notice from Buyer.
14.Covenants
Each Seller Party covenants with Buyer that, during the term of this facility:
a.Litigation. Each Seller Party, as applicable, will promptly, and in any event within ten (10) Business Days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened in writing or pending) or
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other legal or arbitrable proceedings affecting a Seller Party or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in an aggregate amount greater than $5,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller Parties will promptly provide notice of any judgment, which with the passage of time, could reasonably be expected to cause an Event of Default hereunder.
b.Prohibition of Fundamental Changes. No Seller Party shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve (or suffer any liquidation, winding up or dissolution) or other than as contemplated by the Program Agreements or otherwise in the ordinary course of business sell all or substantially all of their assets.
c.Servicing and Management. No Seller Party shall cause the Underlying Mortgage Loans to be serviced by any servicer other than a Servicer expressly approved in writing by Buyer, which approval shall not be unreasonably withheld or delayed and is hereby deemed granted by Buyer with respect to SPS effective as of the Effective Date.
d.Insurance. Seller shall maintain or cause Approved Originators that are Affiliates of Seller to maintain Fidelity Insurance in an aggregate amount at least equal to $1,000,000.
e.No Adverse Claims. Each Seller Party warrants and will defend, and shall cause Servicer, as applicable, to defend, the right, title and interest of Buyer in and to the Purchased Assets (and/or the related Underlying Mortgage Loans) and the related Repurchase Assets against all adverse claims and demands.
f.Assignment. Except as permitted herein, no Seller Party shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or the related Underlying Mortgage Loans or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets (and/or the related Underlying Mortgage Loans) in accordance with the Program Agreements.
g.Security Interest. Each Seller Party shall do all things necessary to preserve the Trust Certificate, the Underlying Mortgage Loans and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder to the extent that a security interest therein can be perfected under the UCC by filing of a financing statement in the appropriate filing office or by possession.
h.Records.
(1)Seller Parties shall maintain or cause to be maintained all Records relating to the Purchased Assets (and/or the related Underlying Mortgage Loans) in accordance with industry custom and practice for assets similar to the Purchased Assets (and/or the related Underlying Mortgage Loans), including those maintained pursuant to the preceding subparagraph, and all related Asset Files shall be in Custodian’s possession pursuant to the terms of the Custodial Agreement unless Buyer otherwise approves. Except in accordance with the Custodial Agreement, no Seller Party will consent to any such papers, records or files that are an original to leave Custodian’s possession. Seller
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Parties shall, or shall cause the Servicer of the Purchased Assets (and/or the related Underlying Mortgage Loans) to, maintain all such Records not in the possession of Custodian in accordance with industry practices for assets similar to the Purchased Assets (and/or the related Underlying Mortgage Loans).
(2)For so long as Buyer has an interest in or lien on any Purchased Asset (and/or the related Underlying Mortgage Loans), Seller Parties will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.
(3)Upon reasonable advance notice from Custodian or Buyer, each Seller Party shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of each Seller Party with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of each Seller Party with its independent certified public accountants.
i.Books. Seller Parties shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyer.
j.Approvals. Each Seller Party shall maintain all material licenses, permits or other approvals necessary for such Seller Party to conduct its businesses and to perform its obligations under the Program Agreements, and each Seller Party shall conduct its businesses in accordance with applicable law in all material respects.
k.Material Change in Business. No Seller Party shall make any material change in the nature of their businesses as carried on the date hereof that would be reasonably likely to have a Material Adverse Effect, other than, with respect to Guarantor, as contemplated by Guarantor’s public filings.
l.Servicing Advances. To the extent any Servicer fails to make any Servicing Advances, Seller shall request that such Servicer make such Servicing Advance and if such Servicer shall continue to do the same, Seller shall make such Servicing Advances promptly after Seller has knowledge of Servicer’s failure to do the same.
m.Distributions. If an Event of Default has occurred and is continuing, no Seller Party shall pay any dividends or distributions for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest in such entity, either directly or indirectly, whether in cash or property or in obligations of such Seller Party; provided that notwithstanding anything herein to the contrary, Seller Parties shall be permitted to pay any such dividends as are required for Guarantor to maintain its REIT Status.
n.Applicable Law. Each Seller Party shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.
o.Existence. Each Seller Party shall preserve and maintain (i) its legal existence and (ii) all of its material rights, privileges, licenses and franchises except to the
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extent the failure to maintain any such rights, privileges, licenses and franchises would not reasonably be expected to have a Material Adverse Effect.
p.Chief Executive Office; Jurisdiction of Organization. No Seller Party shall move its chief executive offices from the addresses referred to in Section 13.a(17) or change its jurisdictions of organization from the jurisdictions referred to in Section 13.a(17) unless it shall have provided Buyer thirty (30) days’ prior written notice of such change.
q.Taxes. Each Seller Party shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all Taxes, assessments and governmental charges or levies imposed on them or on their income or profits or on any of their property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
r.Transactions with Affiliates. No Seller Party will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is (a) in the ordinary course of such Seller Party’s businesses and (b) upon fair and reasonable terms no less favorable to such Seller Party than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.
s.Located in U.S. Seller shall not own any collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Mortgage Loan in any jurisdiction other than in one of the fifty (50) states of the United States of America, the District of Columbia or a territory of the United States.
t.Financial Covenants. Seller shall cause Guarantor to comply with the financial covenants set forth in Section 7(z) of the Guaranty.
u.Servicer. No Seller Party shall, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), (i) remove any Servicer; or (ii) amend or modify any Servicing Agreement in a manner that could materially and adversely affect the interests of Buyer; provided that Seller shall notify Buyer of all amendments and modifications of any Servicing Agreement by providing a copy of such amendment to Buyer promptly after execution thereof.
v.True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of each Seller Party or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller Parties are and will be true and correct in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading, in each case as of the date provided or such other date expressly set forth therein. All required financial statements delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, the appropriate SEC accounting regulations.
w.No Pledge. No Seller Party shall pledge, transfer or convey any security interest in the Collection Account to any Person without the express written consent of Buyer.
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x.Plan Assets. No Seller Party shall be an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3-101, as amended by Section 3(42) of ERISA, to engage in this Agreement or any Transaction hereunder. Transactions by or with a Seller Party shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans (within the meaning of Section 3(32) of ERISA) that would be violated by the transactions contemplated hereunder.
y.Servicing Transfer. Each Seller Party shall ensure that the servicing of each Mortgage Loan has been transferred to, and successfully onboarded by, the related Servicer within forty-five (45) days of the related Purchase Date.
z.Regulation G, T, U or X. No Seller Party is in the business of acquiring a security that is margin stock or that would violate or be inconsistent with the provisions of Regulation G, T, U or X of the Federal Reserve Board. The proceeds of each Transaction paid to Seller will be used only for the benefit of a Seller Party or any subsidiary and not for any other Person.
aa.Most Favored Status. Guarantor agrees that should Guarantor or any Subsidiary thereof enter into a repurchase agreement or credit facility with any Person other than Buyer or an Affiliate of Buyer which by its terms provide more favorable terms to the related buyer or lender thereunder with respect to any financial covenants set forth in Section 7(z) of the Guaranty or any substantially similar covenants (a “More Favorable Agreement”), (i) Guarantor shall give Buyer prompt notice thereof and (ii) the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Guarantor to Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated. Seller, Guarantor and Buyer further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.
ab.Servicer Default. Each Seller Party shall promptly, after it has Knowledge thereof, notify Buyer of any failure by a Servicer to make, or cause to be made, servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property.
ac.REIT Status. Guarantor shall have elected to be taxed as a REIT as of the filing of its 2019 tax return with the Internal Revenue Service and shall maintain its REIT Status thereafter at all times.
ad.SPE Covenant Separateness. Seller and Trust Subsidiary shall (a) own no assets, and will not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and the other Program Agreements; (b) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) or otherwise pledge its assets to secure the obligations of any other Person, other than pursuant to this Agreement and the other Program Agreements; (c) not make any loans or advances to any Affiliate or third party, and shall not acquire obligations or securities of its Affiliates; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from
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its own assets; (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the prior written consent of Buyer; (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates; (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks; (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (j) not engage in or suffer any change of ownership, dissolution, winding up, liquidation, consolidation, division or merger in whole or in part (except as otherwise expressly set forth in this Agreement) or transfer all or substantially all of its properties and assets to any Person, other than pursuant to this Agreement; (k) not commingle its funds or other assets with those of any Affiliate or any other Person; (l) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; (m) not and will not, after the date hereof hold itself out to be responsible for the debts or obligations of any other Person; (n) cause each of its direct and indirect owners to agree not to (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to a Seller Party institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to a Seller Party; (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for a Seller Party or a substantial portion of its properties; or (iii) make any assignment for the benefit of a Seller Party’s creditors.
15.Events of Default
Each of the following shall constitute an “Event of Default” hereunder:
a.Payment Failure. Failure of Seller to (i) make any payment of Price Differential or Repurchase Price, on a Payment Date, Optional Prepayment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Buyer or to any Affiliate of Buyer (subject to any applicable cure periods), (ii) cure any Margin Deficit when due pursuant to Section 6.a hereof or (iii) unless otherwise specified in this Section 15, make payment of any Draw Fee or other sum which has become due under the terms of this Agreement or any other Program Agreement which failure under this clause (iii) is not remedied within five (5) Business Days after written notice from Buyer.
b.Cross Default. Seller Parties shall be in default under (i) any Indebtedness, in the aggregate, in excess of (x) $1,000,000 of Seller in the aggregate or of such Affiliate, (y) $5,000,000 of Guarantor or (z) $1,000,000 of Trust Subsidiary in the aggregate or of such Affiliate; which default in either of (x), (y) or (z) (1) involves the failure to pay (subject to any applicable cure period) a matured obligation, or (2) permits the acceleration of the maturity of such Indebtedness by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts (excluding any Non-Recourse Debt), in the aggregate in excess of $5,000,000 to which a Seller Party is a party which default (1) involves the failure by any Seller Party to pay (subject to any
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applicable cure period) a matured obligation, or (2) permits the acceleration of the maturity of obligations of any Seller Party or such Affiliate by any other party to or beneficiary of such contract.
c.Assignment. Assignment or attempted assignment by any Seller Party of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by any Seller Party of any security interest, lien or other encumbrances on the Purchased Assets or the related Underlying Mortgage Loans to any person other than Buyer.
d.Insolvency. An Act of Insolvency shall have occurred with respect to any Seller Party.
e.Reserved.
f.Breach of Financial Representation or Covenant or Obligation. A breach by (i) any Seller Party of any of the representations, warranties or covenants or obligations set forth in Sections 13.a(7), 13.a(12), 14.b, 14.o(i), 14.t, 14.w, 14.z or 14.dd of this Agreement or (ii) Guarantor of any of the representations, warranties or covenants or obligations set forth in Sections 7(f) or 7(z) of the Guaranty.
g.Breach of Non-Financial Representation or Covenant. A breach by any Seller Party of any other representation, warranty (other than the representations and warranties set forth in Section 13.b, Schedule 1-A or Schedule 1-B) or covenant set forth in this Agreement (and not otherwise specified in Section 15.f above), including any failure of a Seller Party to deliver any report required to be delivered under this Agreement or any other Program Agreement, if such breach is not cured within ten (10) Business Days of a Seller Party’s Knowledge thereof or receipt of notice from Buyer thereof, or such longer period as may be reasonably necessary to cure such breach, not to exceed thirty (30) calendar days from the earlier of a Seller Party’s Knowledge or the date of receipt of written notice from Buyer. Notwithstanding anything to the contrary contained herein or in any Program Agreement, the representations and warranties set forth in Section 13.b, Schedule 1-A or Schedule 1-B, shall be considered solely for the purpose of determining the Asset Value, and the existence of a Margin Deficit with respect to a Mortgage Loan, and in no event shall a breach of any such representations or warranties constitute an Event of Default unless the applicable Seller Party shall (i) fail to cure such breach or repurchase the related Underlying Mortgage Loan or Trust Certificate within the required time frames under Section 13.c hereof or (ii) shall have made any such representations and warranties with Knowledge that they were materially false or misleading at the time made.
h.Change of Control. The occurrence of a Change in Control that has not been consented to in writing by Buyer.
i.Failure to Transfer. (i) Seller fails to transfer the Trust Certificate on the applicable Purchase Date to Buyer or (ii) Seller fails to transfer (or cause the transfer of) the Underlying Mortgage Loans to Trust Subsidiary, in each case, on the applicable Purchase Date; provided Buyer has tendered the related Purchase Price (or Purchase Price Increase).
j.Judgment. A final non-appealable judgment or judgments for the payment of money in excess of (i) $1,000,000 in the aggregate shall be rendered against Seller or Trust Subsidiary or (ii) $5,000,000 in the aggregate shall be rendered against Guarantor, in each case, by one or more courts, administrative tribunals or other bodies having
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jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof.
k.Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of a Seller Party, or shall have taken any action that is reasonably likely to result in the displacement of the management of a Seller Party or to materially curtail its authority in the conduct of the businesses of such Seller Party, and such action provided for in this Section 15.k shall not have been discontinued or stayed within thirty (30) days.
l.Reserved.
m.Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any portion of the Purchased Assets, any related Underlying Mortgage Loan or other Repurchase Assets purported to be covered hereby (other than as a result of any action or inaction by Buyer), and such breach is not cured within two (2) Business Days after the earlier of a Seller Party’s Knowledge or receipt of written notice from Buyer thereof.
n.Financial Statements. Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import.
o.Reserved.
p.Guarantor’s Breach. (i) Any repudiation in writing or as otherwise set forth in a legal proceeding of the Guaranty by Guarantor, (ii) if the Guaranty is not enforceable against Guarantor or (iii) failure of Guarantor to perform its obligations under the Guaranty (other than those specified in Section 15.f above), which failure in this clause (iii) is not cured within five (5) Business Days after Seller has Knowledge thereof or receipt of written notice thereof.
q.REIT Status. Guarantor fails to qualify as a REIT following the filing of its 2019 tax return with the Internal Revenue Service (after receipt of written notice thereof from the Internal Revenue Service and after giving effect to any cure or corrective periods or allowances or other actions, including pursuant to Code Sections 856(c), 857, and 860, permitted to be taken by Guarantor to maintain its REIT Status).
r.Servicer Default. (i) No Seller Party has identified a successor servicer to Buyer within thirty (30) days of an uncured Servicer Termination Event or (ii) the transfer of servicing to a successor servicer acceptable to Buyer has not occurred within sixty (60) days of an uncured Servicer Termination Event or an Event of Default relating to any Servicer.
s.Servicing Advances. Failure of the Guarantor to make, or cause to be made, Servicing Advances with respect to the Underlying Mortgage Loans in the event any Servicer fails to do so, if such failure is not cured within five (5) Business Days of notice thereof from Buyer.
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t.Investment Company. A Seller Party shall have become an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
u.Deposits of Collections. Failure of a Seller Party to cause each Servicer to comply with the deposit requirements set forth in Section 7.a hereof, if (i) such failure is not cured within two (2) Business Days after notice thereof from Buyer or (ii) a Seller Party fails to replace such Servicer within the applicable time period provided in Section 12.e, with a Servicer expressly approved in writing by Buyer, which approval shall not be unreasonably withheld or delayed.
v.Exit Fee. Seller shall fail to pay the Exit Fee to Buyer in accordance with terms of the Pricing Side Letter, which failure continues beyond five (5) Business Days after Seller receives written notice thereof from Buyer.
16.Remedies Upon Default
In the event that an Event of Default shall have occurred and be continuing:
a.At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of a Seller Party), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (an “Accelerated Repurchase Date”) (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Buyer shall (except upon the occurrence of an Act of Insolvency of a Seller Party) give notice to Seller and Guarantor of the exercise of such option as promptly as practicable.
b.If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Assets (and/or the related Underlying Mortgage Loans), at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied (x) first to the fees, expenses and indemnification due and owing to Trustee, Bank and Paying Agent in accordance with Section 7.c, then (y) in Buyer’s sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder and any remainder shall be paid to Seller, and (iii) Seller Parties shall immediately deliver to Buyer the Asset Files relating to any Underlying Mortgage Loans subject to such Transactions then in a Seller Party’s possession or control.
c.Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of each Seller Party and all documents relating to the Purchased Assets (and/or the related Underlying Mortgage Loans) which are then or may thereafter come in to the possession of any Seller Party. To obtain physical possession of any Underlying Mortgage Loan, Buyer shall present to Custodian a Trust Receipt. Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for a Seller Party’s failure to perform its obligations under this Agreement, each Seller Party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other
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equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.
d.Buyer shall have the right to direct all Servicers then servicing any Underlying Mortgage Loans to remit all collections thereon to Buyer, and if any such payments are received by any Seller Party, no Seller Party shall commingle the amounts received with other funds of such Seller Party and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any one or all of the Servicers then servicing any Underlying Mortgage Loans with or without cause. In addition, Buyer shall have the right to immediately sell the Trust Certificate and/or the Underlying Mortgage Loans, and liquidate all Repurchase Assets. Such disposition of the Trust Certificate and/or the Underlying Mortgage Loans may be, at Buyer’s option, on either a servicing-released or a servicing-retained basis. Buyer shall not be required to give any warranties as to the Trust Certificate and/or the Underlying Mortgage Loans with respect to any such disposition thereof. Buyer may specifically disclaim or modify any warranties of title or the like relating to the Trust Certificate and/or the Underlying Mortgage Loans. The foregoing procedure for disposition of the Trust Certificate and the Underlying Mortgage Loans and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Each Seller Party agrees that it would not be commercially unreasonable for Buyer to dispose of the Trust Certificate and/or the Underlying Mortgage Loans or dispose of the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Trust Certificate, the Underlying Mortgage Loans or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and Seller of assets. Buyer shall be entitled to place the Trust Certificate and/or the Underlying Mortgage Loans in a pool for issuance of securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Buyer shall also be entitled to sell any or all of such Purchased Assets (and/or the Underlying Mortgage Loans) individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Assets (and/or the Underlying Mortgage Loans) to give Seller credit for such Purchased Assets (and/or the Underlying Mortgage Loans) and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets (and/or the Underlying Mortgage Loans) against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder.
e.Upon the occurrence and continuance of one or more Events of Default, Buyer may apply amounts received from the Servicers pursuant to the first sentence of Section 16.d and any proceeds from the liquidation of the Trust Certificate and/or the Underlying Mortgage Loans and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Buyer deems appropriate in its sole discretion until all Obligations are paid in full, and shall pay any remainder to Seller; provided, Buyer shall first pay all fees, expenses and indemnification amounts due and owing to Trustee, Bank and Paying Agent in accordance with Section 7.c.
f.Seller recognizes that the market for the Trust Certificate (or the related Trust Interests and/or the related Underlying Mortgage Loans) may not be liquid and as a result it may not be possible for Buyer to sell the Trust Certificate (or all of the related Trust Interests and/or the related Underlying Mortgage Loans) on a particular Business Day, or in a transaction with the same purchaser, or in the same manner. Seller further recognizes that Buyer may be unable to effect a public sale of the Trust Certificate (or all of the related Trust Interests and/or the related Underlying Mortgage Loans), by reason of certain prohibitions contained in the 1934 Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a
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restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not a view to the distribution or resale thereof. In view of the nature of the Trust Certificate (or the related Trust Interests and/or the related Underlying Mortgage Loans), Seller agrees that liquidation of the Trust Certificate (or the related Trust Interests and/or the related Underlying Mortgage Loans) may be conducted in a private sale and at such price as Buyer may deem commercially reasonable. Buyer shall be under no obligation to delay a sale of any of the Trust Interests for the period of time necessary to permit Seller to register the Trust Interests for public sale under the 1934 Act, or under applicable state securities laws, even if Seller would agree to do so.
g.Each Seller Party agrees to use its reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of any portion of the Trust Interests pursuant to this Agreement valid and binding and in compliance with any and all other applicable laws other than registration under applicable securities laws; provided that Seller shall not have any obligation to register the Trust Interests for public sale under the 1934 Act. Each Seller Party further agrees that a breach of any of the covenants contained in this Section 16.g will cause irreparable injury to Buyer, that Buyer has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 16.g shall be specifically enforceable against it, and each Seller Party hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for defense that no Event of Default has occurred hereunder.
h.Seller shall be liable to Buyer for (i) the amount of all reasonable out-of-pocket legal or other expenses (including, without limitation, all out-of-pocket costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) an amount equal to the actual out-of-pocket losses, costs and expenses which Buyer incurs from reemployment of funds obtained by Buyer hereunder or from fees payable to terminate the deposits from which such funds were obtained in each case for the remainder of the applicable Accrual Period (“Breakage Costs”) in connection with or as a result of an Event of Default, and (iii) any other out-of-pocket loss, damage, reasonable out-of-pocket cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
i.To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller become liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller under this Section 16.i shall accrue at a rate equal to the Post Default Rate.
j.Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under or applicable law.
k.Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence and during the continuance of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement
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as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.
l.Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller Party hereby expressly waives any defenses such Seller Party might otherwise have to require Buyer to enforce its rights by judicial process. Each Seller Party also waives any defense (other than a defense of payment or performance) such Seller Party might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Each Seller Party recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
m.Buyer shall have the right to perform reasonable due diligence with respect to each Seller Party, the Purchased Assets and any Underlying Mortgage Loan, which review shall be at the expense of Seller.
17.Reports
a.Default Notices. Each Seller Party shall furnish to Buyer notice of the occurrence of (i) any Event of Default hereunder or under any Program Agreement within one (1) Business Day after such Seller Party has Knowledge thereof and (ii) any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default within two (2) Business Days after Seller has Knowledge thereof.
b.Financial Notices. Seller and Guarantor shall furnish to Buyer (solely to the extent not publicly available):
(1)within forty-five (45) calendar days after the end of each calendar quarter, the most recent unaudited consolidated balance sheets of Guarantor and its consolidated Subsidiaries as of the end of such period and the related most recent unaudited consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of the Responsible Officers of Guarantor, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments and cash flow statements) consistently applied, as at the end of, and for, such period;
(2)within one hundred and twenty (120) days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;
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(3)at the time Seller and Guarantor furnish each set of financial statements pursuant to Section 17.b(1) or (2) above, an Officer’s Compliance Certificate of the Responsible Officers of Seller and Guarantor in the form attached as Exhibit A to the Guaranty;
(4)promptly after written request from Buyer, such other information regarding the financial condition, operations, or businesses of a Seller Party as Buyer may reasonably request, provided same is in the possession of such Seller Party, and the particulars of any Event of Termination in reasonable detail.
(5)Seller shall provide Buyer, as part of the Officers’ Compliance Certificates delivered pursuant to Section 17.b(3) above, a list of all actions, notices, proceedings or investigations pending with respect to which Seller has received service of process or other form of notice or, to the best of Seller’s knowledge, threatened against them, before any court, administrative or governmental agency or other regulatory body or any rules or actions of a stock exchange or tribunal as of such date (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated under any Program Agreement, (C) making a claim individually in an amount greater than $2,500,000 or in an aggregate amount greater than $5,000,000, (D) which requires filing with the SEC in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Purchased Assets or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.
(6)From time to time, if any Mortgage Loan was consummated on or after January 10, 2014, Seller shall provide Buyer with copies of all documentation in connection with the underwriting and origination of any Mortgage Loan that evidences compliance with the Ability to Repay Rule, as Buyer may reasonably request, as soon as possible but in any event no later than ten (30) Business Day following such request.
c.Notices of Certain Events. As soon as possible, and in any event within five (5) Business Days of Knowledge thereof, Seller shall furnish to Buyer notice of the following events:
(1)any material dispute, litigation, investigation (excluding any ordinary course investigations), proceeding or suspension between a Seller Party, on the one hand, and any Governmental Authority or any Person;
(2)any material change in accounting policies or financial reporting practices of a Seller Party which if adversely determined could reasonably be expected to have a Material Adverse Effect;
(3)that the underlying Mortgaged Property with respect to any Underlying Mortgage Loan has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect materially and adversely the value of such Mortgage Loan; and
(4)any material default beyond applicable notice and cure periods under the applicable Mortgage Loan Documents related to any Repurchased Asset or any Lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets (and/or the Underlying Mortgage Loans).
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d.Portfolio Performance Data. On or prior to each Reporting Date, Seller shall furnish to Buyer (i) electronic Mortgage Loan performance data, including, without limitation, delinquency reports and volume information, broken down by product (i.e., delinquency, foreclosure and net charge-off reports) and (ii) for Mortgage Loans serviced by a Servicer, electronically, in a format mutually acceptable to Buyer and Seller, servicing information, including, without limitation, the Current Property Value, on an asset-by-asset basis and in the aggregate, with respect to the Mortgage Loans serviced by Seller, any Servicer (or any portion thereof) prior to the Reporting Date.
e.Other Reports. Seller shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement or as set forth in the Officer’s Compliance Certificate delivered pursuant to Section 17.b(3) above.
f.Loan Activity Report. On or prior to each Reporting Date, Seller will furnish to Buyer (i) an Asset Schedule and (ii) a loan activity report comprised of the information set forth in Exhibit C attached hereto.
g.Current Property Values. Seller shall promptly deliver to Buyer a true and complete copy of any Appraisal, BPO or, to the extent approved by Buyer, in its sole and absolute discretion, another valuation product (including an AVM) evidencing the Current Property Value relating to a Mortgage Loan that Seller or any Servicer shall have acquired or received in the course of its business.
18.Repurchase Transactions
Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of Buyer’s choice, provided such counterparty is an Eligible Transferee. Notwithstanding anything contained in this Agreement to the contrary, unless an Event of Default shall have occurred and be continuing, no such transaction shall relieve Buyer of its obligations to transfer Purchased Assets to Seller pursuant to Section 4 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.
19.Single Agreement
Buyer and Seller acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agree (i) to perform all of their obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
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20.Notices and Other Communications
Any and all notices (with the exception of Transaction Requests, which shall be delivered via electronic mail or other electronic medium agreed to by Buyer and Seller), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.
If to Seller:
AOMR TRS SPE, LLC
c/o Angel Oak Capital Advisors, LLC
3344 Peachtree Road NE, Suite 1725
Atlanta, Georgia 30326
Attention: Phil Hong
Email: allpm-wholeloans@angeloakcapital.com
If to Guarantor:
Angel Oak Mortgage REIT, Inc.
c/o Angel Oak Capital Advisors, LLC
3344 Peachtree Road NE, Suite 1725
Atlanta, Georgia 30326
Attention: Phil Hong
Email: allpm-wholeloans@angeloakcapital.com
If to Trust Subsidiary:
Spruce Mortgage Trust
c/o Angel Oak Capital Advisors, LLC
3344 Peachtree Road NE, Suite 1725
Atlanta, Georgia 30326
Attention: Phil Hong
Email: allpm-wholeloans@angeloakcapital.com
With a copy to:
Wilmington Trust, National Association
1100 N. Market Street,
Wilmington, DE 19890
Attention: Corporate Trust Administration – Spruce Mortgage Trust
Email: jstapleford@wilmingtontrust.com
If to Buyer:
* Global Investment Bank 2

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With a copy to:
* Global Investment Bank 2

21.Entire Agreement; Severability
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
22.Non assignability
The Program Agreements are not assignable by any Seller Party. Buyer may from time to time assign or participate all or a portion of its rights and obligations under this Agreement and the Program Agreements with Seller’s prior written consent, not to be unreasonably withheld or delayed; provided, that such assignee or participant is an Eligible Transferee; provided further that such consent shall not be required if Buyer assigns its rights and obligations (i) to an Affiliate (that is not an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a “plan” as defined by and subject to Section 4975 of the Code, or an entity deemed to hold “plan assets” of either of the foregoing, that would cause Seller to incur any prohibited transaction excise tax penalties under Section 4975 of the Code) of Buyer, (ii) after the occurrence and during the continuance of an Event of Default; provided, further that, so long as no Event of Default has occurred and is continuing (a) Buyer’s obligations and each Seller Party’s rights and obligations under the Program Agreements shall remain unchanged, (b) Buyer shall remain solely responsible to Seller for the performance of such obligations, (c) each Seller Party shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Program Agreements, and (d) Buyer shall continue to control all decision-making under this Agreement and the Program Agreements; provided, further that in no event shall an assignment to an Affiliate of Buyer cause any amount payable by Seller under Sections 5, 11.b, 11.d, 11.e, or 11.f to be greater than such amounts that would be payable if * Global Investment Bank 2 was Buyer and provided, further, however that Buyer shall maintain as agent of Seller, for review by Seller upon written request, a register of the names and addresses of any assignees and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any permitted assignee any document or other information delivered to Buyer by Seller.
23.Set-off
In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, upon the occurrence and continuance of an Event of Default, without prior notice to a Seller Party, any such notice being expressly waived by each Seller Party to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from a Seller Party to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from
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Buyer or any Affiliate thereof to or for the credit or the account of such Seller Party. Buyer agrees promptly to notify each Seller Party, as applicable, after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.
24.Binding Effect; Governing Law; Jurisdiction; Waiver of Jury Trial
a.This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Seller Party acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer.
b.THIS AGREEMENT AND ANY DISPUTE, SUIT, ACTION OR PROCEEDING ARISING HEREFROM, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY).
c.EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(1)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(2)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; AND
(3)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
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d.EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT.
25.No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6.a, 16.a or otherwise, will not constitute a waiver of any right to do so at a later date.
26.Intent
a.The parties intend that each Transaction be a “securities contract” as that term is defined in Section 741(7)(A)(i) of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
b.The parties further intend that (i) Buyer be entitled to, without limitation, the liquidation, termination, acceleration, netting, set-off, and non-avoidability rights afforded to parties such as Buyer to “securities contracts” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code; and “master netting agreements” pursuant to Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code, and (ii) Buyer’s right to liquidate the Purchased Assets (and/or the Underlying Mortgage Loans) delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).
c.The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
d.It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as
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defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
e.This Agreement is intended to be a “securities contract,” within the meaning of Section 741(7) under the Bankruptcy Code. The parties hereto intend that each Transaction constitutes a purchase and a true sale and not a secured financing.
f.Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.
27.Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:
a.in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;
b.in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
c.in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
28.Power of Attorney
Each Seller Party hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets without the signature of such Seller Party thereon as Buyer, at its option, may deem appropriate; provided, however, no “all assets” or similar filing naming the Trustee as a debtor shall be permitted. Each Seller Party hereby appoints Buyer as such Seller Party’s agent and attorney-in-fact to execute any such financing statement or statements in such Seller Party’s names and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of such Seller Party as agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28. In addition to the foregoing, each Seller Party agrees to execute a Power of Attorney, in the form of Exhibit D-1 and Exhibit D-2 hereto, as applicable, to be delivered on the date hereof. Notwithstanding anything herein to the contrary, appointment of Buyer as attorney-in-fact of Trust Subsidiary, is not intended to, and will not be construed to, grant any authority to the attorney-in-fact to (i) expand, increase, incur, or otherwise impose any duties, liabilities or obligations of or on the Trustee as trustee or in its individual capacity, (ii) waive any right or release any claim of the Trustee as trustee or in its individual capacity, or (iii) provide any
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guaranty or indemnity of the Trustee, as trustee or in its individual capacity, or provide any property of the Trustee in support of any such guaranty or indemnity, for any reason whatsoever.
29.Buyer May Act Through Affiliates
Buyer may, from time to time, designate one or more Affiliates for the purpose of performing any action hereunder.
30.Indemnification; Obligations
a.Each Seller Party agrees to hold Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Each Seller Party also agrees to reimburse each Indemnified Party for all reasonable and documented expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request, and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Each Seller Party’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each Seller Party hereby acknowledges that its obligations hereunder are recourse obligations of each Seller Party and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets. Each Seller Party also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES. This Section 30.a shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non- Tax claim and in no event shall this Section 30.a cover any Excluded Taxes. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, in no event shall a Seller Party be liable to any Indemnified Party hereunder or under any Program Agreement for any special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement or any Transaction.
b.Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16, Seller shall, upon demand by Buyer, pay to Buyer an amount sufficient to compensate Buyer for any losses, costs or expenses that it may reasonably incur as of a result of such payment.
c.Without limiting the provisions of Section 30.a hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement,
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including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion.
31.Counterparts; Electronic Signatures
This Agreement may be executed in one or more counterparts (which may be delivered electronically), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Each of the parties hereto agrees that the transaction consisting of this Agreement may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement using an electronic signature, it is signing, adopting, and accepting this agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Agreement in a usable format.
32.Confidentiality
a.This Agreement and its terms and provisions are proprietary to the parties hereto and shall be held by the parties in strict confidence and shall not be disclosed to any third party except (a) to the Affiliates of such party or its respective directors, officers, employees, agents, advisors, attorneys, accountants, and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law or any rating agency in connection with any securities issued by Buyer or an Affiliate of a Buyer, (c) to the extent required to be included in the financial statements of such party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Program Agreements or with respect to any Purchased Assets, Mortgage Loans or underlying Mortgaged Property, and (e) in the event any party is legally compelled to make pursuant to deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process by court order of a court of competent jurisdiction. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that no Seller Party may disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage, Purchase Price and other pricing terms or fees contained in or payable pursuant to this Agreement, the Pricing Side Letter or any other Program Agreement) or other nonpublic business or financial information (including any
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sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. Notwithstanding anything contained in this Agreement to the contrary or any disclosure requirements contained in agreements that Seller, Guarantor or any of their respective Affiliates have entered into with third parties, the Pricing Side Letter and its terms may not be disclosed to any Person without the prior written consent of Buyer except as provided under clauses (a) through (e) of the first sentence of this Section 32, which such consent may be withheld for any reason.
b.Notwithstanding anything in this Agreement to the contrary, each of the parties hereto shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets (and/or the Underlying Mortgage Loans) and/or any applicable terms of this Agreement (the “Confidential Information”). Each of the parties understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and each party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. Each of the parties shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of each other party or any Affiliate of such other party which such party holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each party represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, each party will provide evidence reasonably satisfactory to allow the other party to confirm that the providing party has satisfied its obligations as required under this Section. Without limitation, this may include the other party’s review of audits, summaries of test results, and other equivalent evaluations of such party. Each party shall notify the other parties immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of such other party or any Affiliate of such other party provided directly to such party by the other party or such Affiliate. Each party shall provide such notice to the other parties by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.
33.Recording of Communications
Buyer and each Seller Party shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Buyer and each Seller Party consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.
34.Periodic Due Diligence Review
Each Seller Party acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to each Seller Party, the Purchased Assets and the Underlying Mortgage Loans, for purposes of verifying compliance with the representations, warranties and
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specifications made hereunder, for the purpose of performing quality control review of the Purchased Assets and the Underlying Mortgage Loans or otherwise, and each Seller Party agrees that upon reasonable (but no less than ten (10) Business Days) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, data, records, agreements, instruments or information relating to such Purchased Assets (and/or the Underlying Mortgage Loans) (including, without limitation, quality control review) in the possession or under the control of a Seller Party, a Servicer and/or the Custodian; provided that, unless an Event of Default has occurred and is continuing, such examination and inspections shall be limited to one occurrence per calendar year. Each Seller Party also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets (and/or the Underlying Mortgage Loans). Without limiting the generality of the foregoing, each Seller Party acknowledges that Buyer may purchase Purchased Assets from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets (and/or the Underlying Mortgage Loans) purchased in a Transaction, including, without limitation, ordering Current Property Values, new credit reports and new appraisals, conducting lien searches on and conducting property inspections on the related Mortgaged Properties and otherwise re-generating the information used to determine the Asset Value of such Purchased Assets (and/or the Underlying Mortgage Loans). Each Seller Party agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets (and/or the Underlying Mortgage Loans) in the possession, or under the control, of any Seller Party. Seller further agrees that Seller shall pay all reasonable and documented out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 34; provided, however, that Buyer shall be responsible for the costs and expenses associated with Buyer obtaining Current Property Values, new credit reports and new appraisals, and conducting property inspections, on the related Mortgaged Properties and otherwise re-generating the information used to determine the Asset Value of such Purchased Assets (and/or the Underlying Mortgage Loans) outside the scope of this Agreement.
35.Authorizations
Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for each Seller Party (or Administrator on behalf of Trust Subsidiary) or Buyer to the extent set forth therein, as the case may be, under this Agreement.
36.Acknowledgement of Anti-Predatory Lending Policies
Buyer has in place internal policies and procedures that expressly prohibit its purchase or financing of any High Cost Mortgage Loan.
37.Documents Mutually Drafted
Each Seller Party and Buyer agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
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38.General Interpretive Principles
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
a.the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
b.accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
c.references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
d.a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
e.the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
f.the term “include” or “including” shall mean without limitation by reason of enumeration;
g.all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and
h.all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.
39.Conflicts
In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.
40.Alternative Rate of Interest
a.Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Program Agreement, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Program Agreement in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Program Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement”
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for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Program Agreement in respect of any Benchmark setting at or after 2:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Seller without any amendment to, or further action or consent of any other party to, this Agreement or any other Program Agreement, so long as Buyer has not received, by such time, written notice of objection to such Benchmark Replacement from Seller; provided, that, with respect to any such Benchmark Replacement containing any SOFR-based rate, Seller shall be entitled to object only to the Benchmark Replacement Adjustment contained therein.
b.Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Program Agreement, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Program Agreement.
c.Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.
d.Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Program Agreement, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Buyer in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Buyer may modify the Price Differential for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Buyer may modify the Price Differential for all Benchmark settings at or after such time to reinstate such previously removed tenor.
e.Benchmark Unavailability Period. Upon Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) Seller may revoke any request for a Transaction and, failing that, Seller will be deemed to have converted any such request into a request for a Transaction whose Pricing Rate is the Base Rate and (ii) any outstanding affected Transaction will be deemed to have been so converted at the end of the applicable Accrual Period.
f.Decisions and Determinations. Any determination, decision or election that may be made by Buyer pursuant to this Section 40 (or pursuant to any capitalized term used in this Section 40 or in any such capitalized term), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and, notwithstanding anything to the contrary in the Program
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Agreements, will become effective without consent from any other party to this Agreement or any other Program Agreement, except, in each case, as expressly required pursuant to this Section 40 Buyer does not warrant to, or accept any responsibility for, and Buyer shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability or (ii) the effect, implementation or composition of any Conforming Changes. Buyer and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
g.Buyer does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Buyer and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
41.Amendments
Notwithstanding anything in any Program Agreement to the contrary, following the determination of a Benchmark Replacement, this Agreement may be amended by Buyer, without the consent of Seller or any other Person and, except as provided in Section 40, without satisfying any other amendment provisions of this Agreement or any other Program Agreement,
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to implement a Benchmark Replacement and any Conforming Changes. For the avoidance of doubt, any Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to, but not before, the Benchmark Replacement Date) and this Agreement may be amended more than once in connection with any Conforming Changes.
Each of the Trustee, Bank, and Paying Agent are express third party beneficiaries of this Agreement with respect to the right of Trustee, Bank and Paying Agent to receive payment for its fees, expenses and indemnities pursuant to Section 7.b and Section 7.c herein. Any amendment affecting the right of Trustee, Bank or Paying Agent to receive payment for its fees, expenses and indemnities pursuant to Section 7.b and Section 7.c herein shall require the written consent of Trustee, Bank or Paying Agent, respectively, such consent not to be unreasonably withheld, delayed or conditioned.
42.Acknowledgement and Consent to Bail-In of Affected Financial Institutions
Notwithstanding anything to the contrary in any Program Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Program Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
a.the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
b.the effects of any Bail-In Action on any such liability, including, if applicable:
(1)a reduction in full or in part or cancellation of any such liability;
(2)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Program Agreement; or
(3)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.
GLOBAL INVESTMENT BANK 2, as Buyer
By: /s/ Timur Otunchiev
Name: Timur Otunchiev
Title:     Director
By: /s/ Brendan Girardi
Name: Brendan Girardi
Title:     Director

[Master Repurchase Agreement (DB-Angel Oak (AOMR)) (2024)]

AOMR TRS SPE, LLC, as Seller
By: /s/ David Gordon
Name: David Gordon
Title:     Corporate Secretary

[Master Repurchase Agreement (DB-Angel Oak (AOMR)) (2024)]

SPRUCE MORTGAGE TRUST, as Trust Subsidiary
By: Angel Oak Capital Advisors, LLC, as Administrator
By: /s/ David Gordon
Name: David Gordon
Title:     Chief Legal Officer – Private Strategies

[Master Repurchase Agreement (DB-Angel Oak (AOMR)) (2024)]

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE UNDERLYING MORTGAGE LOANS
Each Seller Party makes the following representations and warranties to Buyer, with respect to the Underlying Mortgage Loans, as of the initial Purchase Date for such Underlying Mortgage Loans, as of the date of any Purchase Price Increase Transaction and as of any date on which any Transaction hereunder relating to the Underlying Mortgage Loans is outstanding subject to any exceptions agreed to by Buyer.
(a)Payments Current. No payments of principal or interest are ninety (90) days or more past due.
(b)No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid. No Seller Party has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and/or interest thereunder.
(c)Original Terms Unmodified. The terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Asset Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule.
(d)No Defenses. The Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.
(e)Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a generally acceptable insurance carrier, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by a Seller Party as of the date of acquisition, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of (i) 100% of the insurable value and (ii) the outstanding principal balance of the Mortgage Loan. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is reasonably available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the outstanding principal balance of the
Sched. 1-A-1
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Mortgage Loan. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Trust Subsidiary, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by a Seller Party. All premiums that have become due on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. No Seller Party has engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by any Seller Party.
(f)Environmental Compliance. There does not exist on the Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.
(g)Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and each Seller Party shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements. Each Seller Party is in substantial compliance with any applicable law, regulation or rule that (A) imposes liability on a mortgagee or a lender to a mortgagee for upkeep to a Mortgaged Property prior to completion of foreclosure thereon, or (B) imposes liability on a lender to a mortgagee for acts or omissions of the mortgagee or otherwise defines a mortgagee in a manner that would include a lender to a mortgagee.
(h)No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission. No Seller Party has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has any Seller Party waived any default resulting from any action or inaction by the Mortgagor.
Sched. 1-A-2
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(i)Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Custodial Asset Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, condominium, or an individual cooperative unit in a low-rise Co-op Project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit, Co-op Unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to Buyer in its sole discretion and that no residence or dwelling is a manufactured home or a mobile home. No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Buyer in its sole discretion.
(j)Valid Lien. Other than with respect to Second Lien Mortgage Loans, the Mortgage is a valid, subsisting, enforceable and perfected first lien and first priority security interest with respect to each Mortgage Loan, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. With respect to Second Lien Mortgage Loans, the Mortgage is a valid, subsisting, enforceable and perfected second lien and second priority security interest with respect to each Mortgage Loan. The lien of the Mortgage is subject only to:
a.    the lien of current real property taxes and assessments not yet due and payable;
b.    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Mortgage Loan;
c.    other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and
d.     with respect to Second Lien Mortgage Loans, the first lien Mortgage on such related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest, or second lien and second priority security interest, as applicable, on the property described therein and Seller has full right to pledge and assign the same to Buyer.
(k)Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Seller Party or the Servicer at the time of acquisition.
(l)Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to
Sched. 1-A-3
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disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.
(m)Ownership. Other than as notified by Seller to Buyer in writing on or prior to the related Purchase Date, Trust Subsidiary, or MERS as nominee for Trust Subsidiary, is the sole and lawful owner of record and holder of the related Mortgage Loan and has good and marketable title, free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to grant a security interest in each Mortgage Loan pursuant to this Agreement.
(n)Title Insurance. The Mortgage is insured as a first or second, as applicable, priority lien by either an ALTA lender’s title insurance policy (including endorsements and riders thereto) or other generally acceptable form of policy of title insurance acceptable to prudent mortgage lending institutions making loans in the area where the related Mortgaged Property is located, in each case, issued by a title insurer generally acceptable to prudent mortgage lenders.
(o)Data. The information on the Asset Schedule required to be provided thereon pursuant to the Custodial Agreement is true and correct in all material respects as of the Cut-off Date or such other date or dates on which the information is furnished as specified therein.
(p)No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.
(q)No Encroachments; Compliance with Zoning. Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, (A) the related Mortgaged Property consists of a fee simple estate in real property; (B) to the best of each Seller Party’s knowledge, all of the improvements that are included for the purpose of determining the appraised value of such Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach on such Mortgaged Property (unless insured against under the related title insurance policy); and (C) to the best of each Seller Party’s knowledge such Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.
(r)No Litigation. Other than any customary claim or counterclaim arising out of any foreclosure or collection proceeding relating to any Mortgaged Property, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to Seller or its Subsidiaries with respect to the Mortgaged Property that would materially and adversely affect the value of the Mortgaged Property.
(s)Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the
Sched. 1-A-4
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Mortgaged Property. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on a Seller Party or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of a Seller Party, Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of a Seller Party, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage.
(t)Occupancy of the Mortgaged Property. All material inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. No Seller Party has received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. No Seller Party has received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. With respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.
(u)No Additional Collateral. The Mortgage Note is not secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.
(v)Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
(w)Mortgage Recorded; Transfer of Mortgage Loans. Each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located. Except with respect to Mortgage Loans intended for purchase by GNMA and for Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.
(x)Due-On-Sale. Except with respect to Mortgage Loans intended for purchase by GNMA, and to the extent permitted by applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
(y)No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by any Seller Party, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.
Sched. 1-A-5
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(z)Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second, as applicable, lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.
(aa)No Condemnation Proceeding; No Damage. There is no proceeding pending, or threatened, for the total or partial condemnation of the related Mortgaged Property. To each Seller Party’s knowledge, the Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, defective construction materials or work, or similar casualty, which would cause such Mortgaged Property to become uninhabitable.
(ab)Collection Practices; Escrow Deposits; Interest Rate Adjustments. The servicing and collection practices used by each Servicer following the acquisition by Trust Subsidiary of the Mortgage Loan with respect to such Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments collected by each Servicer following the acquisition by Trust Subsidiary of the Mortgage Loan have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. All Mortgage Interest Rate adjustments made by each Servicer following the acquisition by Trust Subsidiary of the Mortgage Loan have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.
(ac)Servicemembers Civil Relief Act. The Mortgagor has not notified any Seller Party, and no Seller Party has any knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.
(ad)No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to a Seller Party on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of any Seller Party, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.
(ae)No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property.
(af)No Exception. The Custodian has not noted any material exceptions on a Custodial Asset Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Mortgage Loan.
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(ag)No Defaults by a Seller Party. There are no defaults by any Seller Party or, to a Seller Party’s knowledge, the Servicer or any prior originator or servicer in complying with the terms of the related Mortgage, except any such defaults the occurrence of which, in the aggregate, would not reasonably be expected to have a material adverse effect on the value of the related Mortgage Loan or the enforcement of the related Mortgage.
(ah)Description. Each Mortgage Loan conforms in all material respects to the description thereof as set forth on the related Custodial Asset Schedule delivered to the Custodian and Buyer.
(ai)Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America, the District of Columbia or a territory of the United States.
(aj)Tax Service. If the Mortgage Loan is a Performing Mortgage Loan, such Mortgage Loan is, within sixty (60) days of the related Purchase Date, covered by a life of loan, transferrable real estate tax service contract that may be assigned to Buyer.
(ak)Predatory Lending Regulations; Usury; High Cost Loans. The Mortgage Loans meet or are exempt from applicable federal, state or local laws, regulations and other requirements pertaining to usury. No mortgage loan is a High Cost Mortgage Loan.
(al)FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans (if any) (for the avoidance of doubt excluding any Mortgage Loans, with respect to which the FHA Mortgage Insurance has been removed), the FHA Mortgage Insurance Contract is or eligible to be in full force and effect and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance. With respect to the VA Loans (if any), the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense. Each FHA Loan and VA Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.
(am)Co-op Loan: Valid First Lien. With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over Seller’s security interest in such Co-op Shares.
(an)Co-op Loan: Compliance with Law. With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.
Sched. 1-A-7
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(ao)Co-op Loan: No Pledge. With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Proprietary Lease. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-op Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.
(ap)Co-op Loan: Acceleration of Payment. With respect to each Co-op Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.
(aq)No Bankruptcy. As of the initial Purchase Date, except as otherwise disclosed on the Asset Schedule, no Mortgage Loan is subject to any pending bankruptcy or insolvency proceeding.
(ar)Asset File. All documents required to be delivered as part of the Asset File, have been delivered to the Custodian or held by an attorney in connection with a foreclosure pursuant to an Attorney Bailee Letter and all information contained in the related Asset File (or as otherwise provided to Buyer) in respect of such Mortgage Loan is accurate and complete in all material respects, with the exception of trailing documents.
(as)Previously Financed Mortgage Loans. The Mortgage Loan shall not have been a Mortgage Loan which has previously been included as collateral (directly or indirectly, through an assignment of related equity or otherwise) under any other financing arrangement sponsored by the Guarantor, Seller or their respective Affiliates and Subsidiaries and removed therefrom as a result of a breach of the eligibility criteria thereunder; provided, however that this representation and warranty shall not apply to any Mortgage Loan that has been removed from such a financing arrangement if the reason for such removal was solely that such Mortgage Loan breached a concentration limit contained therein and such Mortgage Loan was otherwise in compliance with the representations and warranties of such financing arrangement.
(at)Ability to Repay Rule. There is no action, suit or proceeding instituted by or against or threatened in writing against any Seller Party in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of any Mortgage Loan (or the related underwriting) with the Ability to Repay Rule or the QM Rule.
(au)Qualified Mortgage. If any Mortgage Loan is consummated on or after January 10, 2014, such Mortgage Loan, including any Re-Fi Mortgage Loan but excluding any Non-QM Mortgage Loan, satisfies the following criteria: .
(i)Such Mortgage Loan is a Qualified Mortgage;
(ii)Such Mortgage Loan is not a Rebuttable Presumption Mortgage Loan;
(iii)Prior to the origination of such Mortgage Loan, the related originator made a reasonable and good faith determination that the related
Sched. 1-A-8
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Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2); and
(iv)Such Mortgage Loan is supported by documentation that evidences compliance with 12 CFR 1026.43 (e) and 12 CFR 1026.43 (c)(2).
(av)[Reserved].
(aw)Adverse Selection. No Seller Party has selected such Mortgage Loan in a manner so as to adversely affect Buyer’s interests.

Sched. 1-A-9
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SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE TRUST CERTIFICATE AND TRUST INTERESTS
Seller makes the following representations and warranties to Buyer with respect to the Trust Certificate and the related Trust Interests as of the related Purchase Date for such Trust Certificate and as of any date on which any Transaction hereunder relating to such Trust Certificate is outstanding.
(a)Trust Certificate: The Trust Certificate represents all of the issued and outstanding Trust Interests of Trust Subsidiary and are certificated.
(b)Duly and Validly Issued: The Trust Certificate and all Trust Interests represented thereby has been duly and validly issued.
(c)Trust Certificate as Securities: The Trust Certificate (a) constitutes “securities” as defined in Section 8-102 of the Uniform Commercial Code, (b) is not dealt in or traded on securities exchanges or in securities markets, (c) does not constitute investment company securities (within the meaning of Section 8-103(c) of the Uniform Commercial Code) and (d) is not held in a securities account (within the meaning of Section 8-103(c) of the Uniform Commercial Code).
(d)Beneficial Owner: Immediately prior to the sale, transfer and assignment to Buyer in accordance with the terms of the Program Agreements, Seller was the sole record and beneficial owner of, and had title to, the Trust Certificate, free of any and all Liens or options in favor of, or claims of, any other Person. Subject to the terms of the Program Agreements, the Trust is the sole record and beneficial owner of, and has title to, the Mortgage Loans, free of any and all Liens or options in favor of, or claims of, any other Person.
(e)Conveyance; First Priority Lien: Upon execution and delivery of the Program Agreements and the delivery to Buyer of the Trust Certificate (and assuming the continuing possession by Buyer of such Trust Certificate in accordance with the requirements of applicable law) and the filing of financing statements covering the Trust Certificate in the State of Delaware and naming Seller as debtor and Buyer as secured party, Seller has conveyed and transferred to Buyer all of its right, title and interest to the Trust Certificate, including taking all steps as may be necessary in connection with the endorsement, transfer of power, delivery and pledge of the Trust Certificate as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) to Buyer.
(f)No Waiver: Seller has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Trust Agreement except as agreed to by Buyer in writing.

Sched. 1-B-1
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SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER PARTY AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller Parties (including for Administrator acting on behalf of Trust Subsidiary) under this Agreement:
Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Signature

Sreeniwas Prabhu	Managing Partner and Group Chief Investment Officer
David Gordon	Chief Legal Officer – Private Strategies

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions

Name	Title	Signature

Sreeniwas Prabhu	Managing Partner and Group Chief Investment Officer
David Gordon	Chief Legal Officer – Private Strategies

Sched. 2-1

BUYER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized persons, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature
Ryan Stark	Managing Director
Tim Crowley	Managing Director
Timur Otunchiev	Director
Brendon Girardi	Director
Nandan Pathak	Vice President
Sched. 2-2

SCHEDULE 3

FORM OF ASSET SCHEDULE

Loan ID
Original Term
Amortization Term
Street Address
City
State
Zip Code
Cost Basis / Purchase Price
Purchase Price Date
Current Appraised Value or Broker Price Opinion (As-Is)
Current Appraisal/BPO/AVM Date
Current Balance
Current Interest Rate
Current P&I Amount
Current Status
Cut Off Date
FICO Score
FICO Date
Origination Date
First Payment Date
Paid Through Date or Next Due Date
Payment History (12 months)
Maturity Date
Interest Rate Type (ARM/Fixed) and applicable Index
ARM Margin
ARM Floor
ARM Ceiling
ARM Initial Periodic Cap
ARM Periodic Cap
ARM Initial Reset Frequency
ARM Subsequent Reset Frequency
Next Rate Adjustment Date
Next Payment Adjustment Date
IO Term
Lien Position
Loan Purpose Type
Property Type
Sched. 3-1
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Occupancy Type
Income Documentation Type
MI amount and company
Modification Date
Modification Flag
Modification Type
Modified Coupon Step-up Schedule
Back DTI
Foreign Nationals Flag
Servicer
Originator
Status at Purchase
Original Balance
Foreclosure Start Date
Projected Foreclosure Sale Date
Bankruptcy Chapter
Bankruptcy Start Date
HOA Lien Flag/Amount
Construction Flag

Sched. 3-2
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A-<#>

105033731\V-12
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SCHEDULE 4

[RESERVED]
Sched. 4-1
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SCHEDULE 5

SELLER’S KNOWLEDGE

1.Sreeniwas Prabhu
2.Brandon Filson

Sched. 5-1
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EXHIBIT A
[RESERVED]
Exh. A-1
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EXHIBIT B
FORM OF TRANSACTION REQUEST
* Global Investment Bank 2

Ladies and Gentlemen:
Pursuant to Section 3.b of that certain MASTER REPURCHASE AGREEMENT (the “Agreement”) is made and entered into as of March 28, 2024, by and among * GLOBAL INVESTMENT BANK 2 (“Buyer”), AOMR TRS SPE, LLC (“Seller”) and SPRUCE MORTGAGE TRUST (“Trust Subsidiary”), the undersigned Seller hereby requests that Buyer enter into a Transaction with respect to the Mortgage Loans set forth on Schedule 1 attached hereto (the “Subject Assets”) on [________], 20__ (“Purchase Date”). Capitalized terms used herein without definition have the meanings given in the Agreement.
The undersigned Seller acknowledges and agrees that Buyer has no obligation to fund, but may in its sole and exclusive discretion elect to fund, the Transaction requested herein on any Business Day prior the Purchase Date contemplated in this request. The undersigned Seller expressly acknowledges and agrees that the election by Buyer to fund the Purchase Price on any day prior to the related Purchase Date shall not constitute or be deemed to be an amendment, waiver or other modification of the notice requirements set forth in the Agreement.
[Pursuant to Schedule 1-A of the Agreement, Seller requests that Buyer agree to and waive the exceptions described in Schedule 2 with respect to the Subject Assets.]
AOMR TRS SPE, LLC, as Seller
By:
Name:
Title:

Exh. B-1
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Schedule 1 to Transaction Request

(Attachment: Asset Schedule)

Exh. B-2
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[Schedule 2 to Transaction Request]
[Exceptions to Representations and Warranties]

Exh. B-3
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EXHIBIT C
LOAN ACTIVITY REPORT

Loan ID
Original Term
Amortization Term
Street Address
City
State
Zip Code
Cost Basis / Purchase Price
Purchase Price Date
Current Appraised Value or Broker Price Opinion (As-Is)
Current Appraisal/BPO/AVM Date
Current Balance
Current Interest Rate
Current P&I Amount
Current Status
Cut Off Date
FICO Score
FICO Date
Origination Date
First Payment Date
Paid Through Date or Next Due Date
Payment History (12 months)
Maturity Date
Interest Rate Type (ARM/Fixed) and applicable Index
ARM Margin
ARM Floor
ARM Ceiling
ARM Initial Periodic Cap
ARM Periodic Cap
ARM Initial Reset Frequency
ARM Subsequent Reset Frequency
Next Rate Adjustment Date
Next Payment Adjustment Date
IO Term
Lien Position
Loan Purpose Type
Property Type
Exh. C-1
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Occupancy Type
Income Documentation Type
MI amount and company
Modification Date
Modification Flag
Modification Type
Modified Coupon Step-up Schedule
Back DTI
Foreign Nationals Flag
Servicer
Originator
Status at Purchase
Original Balance
Foreclosure Start Date
Projected Foreclosure Sale Date
Bankruptcy Chapter
Bankruptcy Start Date
HOA Lien Flag/Amount
Construction Flag

Exh. C-2
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EXHIBIT D-1
FORM OF SELLER POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that AOMR TRS SPE, LLC (“Seller”) hereby irrevocably constitutes and appoints * Global Investment Bank 2 (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time upon the occurrence and during the continuance of an Event of Default (as defined in the Agreement (hereinafter defined)) in Buyer’s discretion:
(a)in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement, dated as of March 28, 2024 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Buyer, Seller and Spruce Mortgage Trust, and subject to the Agreement (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;
(b)to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
(c)(i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this power of attorney, all as fully and effectively as Seller might do; and (viii) to enforce any and all repurchase and putback obligations under any agreement pursuant to which the related Assets were acquired by Seller;
(d)for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all
Exh. D-1-1
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mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;
(e)for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law; and
(f)for the purpose of transferring real estate owned property from Seller’s subsidiary by execution and delivery of a deed.
Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]
Exh. D-1-2
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IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this ______ day of ____________, 20___.
AOMR TRS SPE, LLC, as Seller
By:
Name:
Title:

Exh. D-1-3
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STATE OF	)
	)	ss.:
COUNTY OF	)
On the ______ day of ____________, 20___ before me, a Notary Public in and for said State, personally appeared ________________________________, known to me to be _____________________________________ of Seller, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.
_____________________________
Notary Public
My Commission expires ________________________________

Exh. D-1-4
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EXHIBIT D-2
FORM OF TRUST SUBSIDIARY POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that Spruce Mortgage Trust (“Trust Subsidiary”) hereby irrevocably constitutes and appoints * Global Investment Bank 2 (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time upon the occurrence and during the continuance of an Event of Default (as defined in the Agreement (hereinafter defined)) in Buyer’s discretion:
(a)in the name of Trust Subsidiary, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer (and the related Underlying Mortgage Loans) under the Master Repurchase Agreement, dated as of March 28, 2024 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among Buyer, AOMR TRS SPE, LLC and Trust Subsidiary, and subject to the Agreement (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;
(b)to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
(c)(i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Trust Subsidiary with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Trust Subsidiary’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this power of attorney, all as fully and effectively as Trust Subsidiary might do; and (viii) to enforce any and all repurchase and putback obligations under any agreement pursuant to which the related Assets were acquired by Seller;
(d)for the purpose of carrying out the transfer of servicing with respect to the Assets from Trust Subsidiary to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Trust Subsidiary hereby gives Buyer the power and right, on behalf of Trust Subsidiary, without assent by Trust
Exh. D-2-5
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Subsidiary, to, in the name of Trust Subsidiary or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;
(e)for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law; and
(f)for the purpose of transferring real estate owned property from Trust Subsidiary’s subsidiary by execution and delivery of a deed.
Trust Subsidiary hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Trust Subsidiary also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Trust Subsidiary for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
By accepting and relying on this power of attorney, Buyer and any other person relying hereon is put on notice and acknowledges that (i) Trust Subsidiary is Delaware statutory trust, governed by that certain amended and restated trust agreement dated as of March 28, 2024, by and among AOMR TRS SPE, LLC, as depositor, Angel Oak Capital Advisors, LLC, as administrator, and Wilmington Trust, National Association, as trustee (the “Trustee”), as may be amended, restated, supplemented or otherwise modified from time to time, (ii) Trust Subsidiary is a separate legal entity from the Trustee, (iii) each of the representations, undertakings and agreements made in this power of attorney or in document executed by the Trust Subsidiary pursuant to the power of attorney is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only Trust Subsidiary, (iv) nothing in this power of attorney or any document executed pursuant to this power of attorney shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained therein or herein, all such liability, if any, being expressly waived by Buyer and any person relying on this limited power of attorney and by any person claiming by, through or under Buyer or such person, (v) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made in this power of attorney or any document executed pursuant hereto, and (vi) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Trust Subsidiary or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by Trust Subsidiary.
Notwithstanding anything herein to the contrary, appointment of Buyer as attorney-in-fact of Trust Subsidiary, is not intended to, and will not be construed to, grant any authority to the attorney-in-fact to (i) expand, increase, incur, or otherwise impose any duties, liabilities or obligations of or on the Trustee as trustee or in its individual capacity, (ii) waive any right or release any claim of the Trustee as trustee or in its individual capacity, or (iii) provide any
Exh. D-2-6
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guaranty or indemnity of the Trustee, as trustee or in its individual capacity, or provide any property of the Trustee in support of any such guaranty or indemnity, for any reason whatsoever.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, TRUST SUBSIDIARY HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND TRUST SUBSIDIARY ON ITS OWN BEHALF AND ON BEHALF OF TRUST SUBSIDIARY’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exh. D-2-7
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IN WITNESS WHEREOF Trust Subsidiary has caused this Power of Attorney to be executed and Trust Subsidiary’s seal to be affixed this          day of             , 202    .
SPRUCE MORTGAGE TRUST, as Trust Subsidiary
By: Angel Oak Capital Advisors, LLC, as Administrator
By:
Name:
Title:

Exh. D-2-8
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STATE OF	)
	)	ss.:
COUNTY OF	)

On the          day of         , 202__ before me, a Notary Public in and for said State, personally appeared                         , known to me to be                                  the Administrator of Trust Subsidiary, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public
My Commission expires

Exh. D-2-9
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EXHIBIT E
SELLER’S, GUARANTOR’S AND TRUST SUBSIDIARY’S TAX IDENTIFICATION NUMBERS
Seller: 99-0586361
Trust Subsidiary: 99-6177573
Guarantor: 37-1892154
Exh. E-1
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EXHIBIT F
[RESERVED]
Exh. F-1
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EXHIBIT G
FORM OF SERVICER ACKNOWLEDGEMENT
[Date]
[SERVICER], as Servicer
[ADDRESS]
Attention: ___________
Re:    Master Repurchase Agreement (as amended, restated or modified, the “Repurchase Agreement”), dated as of March 28, 2024, among * Global Investment Bank 2 (“Buyer”), AOMR TRS SPE, LLC (“Seller”) and Spruce Mortgage Trust (“Trust Subsidiary”).
Ladies and Gentlemen:
[SERVICER] (“Servicer”) is servicing certain mortgage loans for Trust Subsidiary pursuant to that certain Servicing Agreement (the “Servicing Agreement”), dated as of [DATE], between Servicer and Trust Subsidiary. Servicer is hereby notified and acknowledges that Trust Subsidiary is the “owner” of certain Mortgage Loans (as defined below) for purposes of the Servicing Agreement and that Seller is the owner of the beneficial ownership interest in the related Mortgage Loans. Servicer is hereby notified and acknowledges that, pursuant to the Repurchase Agreement, (1) Seller has sold or will sell to Buyer, among other things, all of Seller’s beneficial ownership interests in certain residential mortgage loans serviced by Servicer under the Servicing Agreement and subject to a Transaction pursuant to the Repurchase Agreement (the “Mortgage Loans”) and (2) Trust Subsidiary has pledged or will pledge to Buyer, among other things, all of its right, title and interest in such Mortgage Loans and has granted to Buyer a first priority security interest in such Mortgage Loans in favor of Buyer. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Repurchase Agreement.
Servicer hereby acknowledges and agrees that, upon receipt of a notice from Buyer that an “Event of Default” (as defined in the Repurchase Agreement) has occurred and is continuing under the Repurchase Agreement (a “Notice of Event of Default”) in which Buyer shall identify the Mortgage Loans which are then owned by Buyer under the Repurchase Agreement (i) Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions and (ii) Buyer shall accede to all of the rights of Trust Subsidiary under the Servicing Agreement. Following such Notice of Event of Default, Servicer shall (i) follow the instructions of Buyer with respect to the Mortgage Loans and (ii) deliver to Buyer (1) within sixty (60) days after December 31st of each calendar year, beginning with the calendar year in which such Notice of Event of Default was delivered, Uniform Single Attestation Program (USAP) reports and any other reports which are prepared by Servicer pursuant to Reg AB (as defined below) relating to the prior calendar year and (2) any other information with respect to the Mortgage Loans reasonably requested by Buyer. “Reg AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.
Exh. G-1
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Servicer also acknowledges and agrees that, pursuant to the Repurchase Agreement, upon Buyer’s delivery of a Notice of Event of Default or notice of a Servicer Termination Event (as defined in the Repurchase Agreement), Buyer shall have the right to immediately terminate Servicer’s right to service the Mortgage Loans without payment of any penalty or termination fee under the Servicing Agreement and Servicer agrees that, upon receipt of such notice or upon resignation of Servicer, Servicer shall cooperate in transferring the servicing of the Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion. Prior to any such servicing transfer, Servicer shall be reimbursed for any outstanding advances or accrued servicing fees or compensation owed to Servicer as of such servicing transfer date.
Servicer also acknowledges and agrees that upon reasonable prior notice, Buyer will be permitted during normal business hours to examine, inspect and make copies and extracts of any documents, data, records or other information relating to the Mortgage Loans, but solely to the extent such documents, data, records or other information relates to the Mortgage Loans. Such examination or inspection shall not occur more frequently than annually unless an Event of Default has occurred and is continuing.
Servicer also acknowledges that, pursuant to the Repurchase Agreement, Seller is required to cause Servicer to deposit (i) into the “Servicer Custodial Account” (as defined in the Repurchase Agreement), no later than two (2) “Business Days” (as defined in the Repurchase Agreement) after receipt thereof, all “Income” (as defined in the Repurchase Agreement) received by Servicer in respect of the Mortgage Loans referenced in this notice; provided, however, any collections received in connection with Third-Party Sales of Mortgage Loans (as defined in the Repurchase Agreement) shall be deposited by Servicer directly into the “Collection Account” (as defined in the Repurchase Agreement) at least two (2) Business Days prior to the eighteenth (18th) Business Day of each month, all Income received by Servicer in respect of the Mortgage Loans referenced in this notice.
[Servicer hereby agrees that the following account has been irrevocably designated for deposit of all funds collected in connection with the Mortgage Loans pursuant to Section [___] of the Servicing Agreement (such designation shall not be changed without Buyer’s prior written consent): ABA: [____], Account Number: [____], Account Name: “[[_____] fbo * Global Investment Bank 2]”.]
Notwithstanding any contrary information which may be delivered to Servicer by Seller and/or Trust Subsidiary, Servicer may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and Trust Subsidiary shall indemnify and hold Servicer harmless for any and all claims asserted against it for any actions taken in good faith by Servicer in connection with the delivery of such information or Notice of Event of Default.
Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following addresses:
Exh. G-2
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* Global Investment Bank 2
With a Copy to:
* Global Investment Bank 2
[signature page follows]

Exh. G-3
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Very truly yours,

[_________________],
as Seller

    By:
    Name:
Title:

[_________________],
as Trust Subsidiary

    By:
    Name:
Title:

ACKNOWLEDGED AND AGREED:
[SERVICER],
as Servicer

By:
Name:
Title:

[_____],
as [_____]

By:
Name:
Title:
Exh. G-4
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EXHIBIT H
FORM OF CONFIRMATION
* Global Investment Bank 2
Re: Master Repurchase Agreement (as amended, restated or modified, the “Repurchase Agreement”), dated as of March 28, 2024, among * Global Investment Bank 2 (as “Buyer”), AOMR TRS SPE, LLC (as “Seller”) and Spruce Mortgage Trust (as “Trust Subsidiary”).
Ladies and Gentlemen:
This is a Confirmation (as this and other terms used but not defined herein are defined in the Repurchase Agreement) executed and delivered by Seller and Buyer pursuant to Section 3.g of the Repurchase Agreement. Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the Purchased Assets set forth on Schedule 1 (the “Subject Assets”) and other Purchased Assets related thereto whether now owned or hereafter acquired, now existing or hereafter created. Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

Mortgage Loans:	As described on Schedule 1 hereto.
Exceptions:	As described on Schedule 2 hereto.
Purchase Price:	As described on Schedule 1 hereto.
Purchase Date:	[____]
Asset Value:	As described on Schedule 3 hereto.
Maximum Purchase Price Percentage:	As described on Schedule 3 hereto.
Actual Purchase Price Percentage:	As described on Schedule 3 hereto.

Further, pursuant to Section 13.b of the Repurchase Agreement, with respect to each Subject Asset, Seller represents and warrants to Buyer as of the Purchase Date for each Transaction contemplated by this Confirmation that each representation and warranty set forth on Schedule 1-A of the Repurchase Agreement is true and correct, except as disclosed to Buyer in writing on Schedule 2 hereto and approved by Buyer by execution hereof.

Exh. H-1
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Please acknowledge your agreement to the terms and conditions of this Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. Facsimile and electronic signatures shall be deemed valid and binding to the same extent as the original.
AOMR TRS SPE, LLC, as Seller
By:
Name:
Title:
GLOBAL INVESTMENT BANK 2, as Buyer
By:
Name:
Title:
By:
Name:
Title:

Exh. H-2
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Schedule 1 to Confirmation

(Attachment: Asset Schedule)

Exh. H-3
126103752\V-5

[Schedule 2 to Transaction Request]
[Exceptions to Representations and Warranties]

Exh. H-4
126103752\V-5

Schedule 3 to Confirmation
[Asset Value; Maximum Purchase Price Percentage; Actual Purchase Price Percentage]

Exh. H-5
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